EXHIBIT 10.10

Execution version

Dated 26 November 2009

AMENDMENT DEED No. 1

in relation to a

PROJECT LOAN AGREEMENT

in respect of a loan facility of up to $810,167,850 relating to two semi-

submersible drilling rigs to EIFFEL RIDGE GROUP C.V.

and

BANK LOAN AGREEMENT

in respect of a loan facility of up to $810,167,850 to

MIMOSA FINANCE C.V.

Contents

Clause		Page

1	Definitions and interpretation	2

2	Facility Agent and Bank Agent	3

3	Effective Time Notices	3

4	Principles	4

5	Amendments	4

6	Total Loss of a Rig	21

7	Miscellaneous	22

8	Law and jurisdiction	22

Schedule 1 Conditions Precedent		24

Part A		24

Part B		26

Schedule 2 Project Effective Time Notice		28

Schedule 3 Bank Effective Time Notice		29

Schedule 4 Form of Charter Compensation Covenant		30

Schedule 5 Financial Covenants		42

Schedule 6 Form of Compliance Certificate		49

Schedule 7 Part A Form of Borrower Notice of Assignment in respect of the Charter - Rig Swap		52

Part B Form of Bank Notice of Assignment in respect of the Charter - Rig Swap		54

EXECUTION PAGE - AMENDMENT DEED NO. 1		56

THIS DEED is 26 November 2009 and made BETWEEN:

(1)	ING BANK N.V., a banking institution incorporated under the laws of The Netherlands acting for the purposes of this Deed through its office at Bijlmerplein 888, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, as Facility Agent;

(2)	ESBELTO B.V., a company incorporated under the laws of The Netherlands of Amstelveenseweg 500, 1081 KL, Amsterdam, The Netherlands, in its capacity as Security Trustee for and on behalf of itself and the other Beneficiaries, as Security Trustee;

(3)	GOLD STAR EQUITIES LTD., a company limited by shares incorporated under the laws of the British Virgin Islands, with company number 1031368 and its principal office at Vanterpool Plaza, Wickhams Cay 1, 2nd Floor, Road Town, Tortola, British Virgin Islands, as Rig A Owner;

(4)	LONE STAR OFFSHORE LTD., a company limited by shares incorporated under the laws of the British Virgin Islands, with company number 1039322 and its principal office at Vanterpool Plaza, Wickhams Cay 1, 2nd Floor, Road Town, Tortola, British Virgin Islands, as Rig B Owner;

(5)	CONSTELLATION OVERSEAS LTD., a company incorporated under the laws of the British Virgin Islands, with company number 1020641 and its principal office at Vanterpool Plaza, Wickhams Cay I, 2nd Floor, Road Town, Tortola, British Virgin Islands, as Constellation;

(6)	EIFFEL RIDGE GROUP C.V., a limited partnership formed under the laws of The Netherlands, with its registered office Locatellikade 1, 1076 AZ, Amsterdam, The Netherlands and represented by Becrux B.V. as managing partner, as Project Borrower;

(7)	QUEIROZ GALVÃO ÓLEO E GÁS S.A., a company incorporated under the laws of Brazil, registered under the Tax Roll number 30.521.090/0001-27 and its registered office at Avenue Presidente Antônio Carlos, 51-7th Floor, Rio de Janeiro, RJ 20030-010, as Sponsor;

(8)	QUEIROZ GALVÃO S.A., a company incorporated under the laws of Brazil, registered under the Tax Roll number 02.538.798/0001-55 and its registered office at Av. Rio Branco, 156, room 3001-part, Rio de Janeiro, RJ, as Parent Sponsor;

(9)	MIMOSA FINANCE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands with its principal place of business at Parnassustoren, Locatellikade 1, 1076 AZ Amsterdam, P.O. Box 75215, 1070 AE Amsterdam, The Netherlands, having its seat (statutaire zetel) in Amsterdam, registered with the Chamber of Commerce (Kamer van Koophandel) under number 34279330, as Mimosa Finance;

(10)	MIMOSA FINANCE C.V., a limited liability partnership formed under the laws of The Netherlands, with its registered office at Bijlmerplein 888, P.O. Box 1800, 1000 BV, Amsterdam, The Netherlands and represented by Stichting Mimosa Finance, its Manager Partner, as Bank Borrower;

(11)	CENTAURUS S.à.r.l., a company incorporated under the laws of Luxembourg with registered offices at 3, allée Scheffer, L-2520, Luxembourg, as Centaurus;

(12)	BECRUX B.V., a limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands with company number 34278801 having its legal seat in The Netherlands, with registered offices at Parnassustoren, Locatellikade 1, 1076 AZ Amsterdam, P.O. Box 75215, 1070 AE Amsterdam, The Netherlands as Becrux;

(13)	ING BANK N.V., a banking institution incorporated under the laws of The Netherlands acting for the purposes of this Deed through its office at Bijlmerplein 888, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, as Bank Agent;

(14)	ING BANK N.V., a banking institution incorporated under the laws of The Netherlands acting for the purposes of this Deed through its office at Bijlmerplein 888, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, in its capacity as security trustee for and on behalf of itself and the other Bank Beneficiaries, as Bank Trustee;

(15)	ING BANK N.V., a banking institution incorporated under the laws of The Netherlands acting for the purposes of this Deed through its office at Bijlmerplein 888, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, as Account Bank;

(16)	ING BANK N.V., a banking institution incorporated under the laws of The Netherlands acting for the purposes of this Deed through its office at Bijlmerplein 888, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, as Shortfall Party; and

(17)	ING CAPITAL MARKETS LLC, a limited liability company incorporated under the laws of the State of Delaware of 1325 Avenue of the Americas, New York, N.Y. 10019, USA as Hedging Provider.

WHEREAS:

(A)	By a project loan agreement dated 30 July 2007 as amended and/or supplemented (the Project Loan Agreement) and made between (i) Eiffel Ridge Group C.V., represented by Becrux B.V., its managing partner, as borrower, (ii) the companies and entities referred to therein as Lenders, (iii) ING Bank N.V. as arranger, (iv) ING Bank N.V. as facility agent, and (v) Esbelto B.V. as security trustee, in respect of a loan facility of up to $810,167,850;

(B)	By a bank loan agreement dated 30 July 2007 as amended and/or supplemented (the Bank Loan Agreement) and made between (i) Mimosa Finance C.V., represented by Stichting Mimosa Finance, as borrower (ii) the banks and financial institutions referred to therein as Banks, (iii) ING Bank N.V. as bank agent, and (iv) ING Bank N.V. as bank trustee in respect of a loan facility of up to $810,167,850;

(C)	The Project Loan Agreement makes available (i) the Rig A Loan to finance the payment of Rig A Advance Bareboat Hire, which in turn financed the construction of Rig A and certain related interest expenses, and (ii) the Rig B Loan to finance the payment of Rig B Advance Bareboat Hire, which in turn financed the construction of Rig B and certain related interest expenses;

(D)	Rig B was originally scheduled to be delivered to the Charterer under the Rig B Charter by 29 September 2009 and if it is not delivered by 29 September 2010, a termination event will occur under the Rig B Charter and Rig A was originally scheduled to be delivered to the Charterer under the Rig A Charter by 30 June 2010 and if it is not delivered by 31 December 2010, a termination event will occur under the Rig A Charter; and

(E)	The parties wish to enter into this Deed to amend the Facility Documents (as defined in the Project Loan Agreement) and the Facility Documents (as defined in the Bank Loan Agreement) in order to (amongst other things) permit (i) Rig A to be delivered, and to operate, under the Rig B Charter, and (ii) Rig B to be delivered, and to operate, under the Rig A Charter.

IT IS HEREBY AGREED as follows:

1	Definitions and interpretation

1.1	Words and expressions defined in clause 1.2 to the Project Loan Agreement and not otherwise defined in this Deed shall bear the same respective meanings when used in this Deed, and:

Additional Fee Letters means the project loan fee letter dated on or about the date of this Deed between (among others) the Facility Agent and the Borrower and the bank loan fee letter dated on or about the date of this Deed between the Bank Agent and the Borrower (as defined in the Bank Loan Agreement);

Additional Powers of Attorney has the meaning given to it in the Project Loan Agreement (as amended by this Deed);

Amendment to the Rig A Mortgage has the meaning given to it in the Project Loan Agreement (as amended by this Deed);

Amendment to the Rig B Mortgage has the meaning given to it in the Project Loan Agreement (as amended by this Deed);

Bank Additional Notices of Assignment has the meaning given to the term “Additional Notices of Assignment” in the Bank Loan Agreement (as amended by this Deed);

Bank Effective Time Notice means the notice in the form set out in Schedule 3;

Documents means together the Facility Documents as defined in the Project Loan Agreement and the Facility Documents as defined in the Bank Loan Agreement;

Effective Time means the later of the time at which (i) the Facility Agent issues the Project Effective Time Notice and (ii) the Bank Agent issues the Bank Effective Time Notice;

Project Additional Notices of Assignment has the meaning given to the term “Additional Notices of Assignment” in the Project Loan Agreement (as amended by this Deed);

Project Effective Time Notice means the notice in the form set out in Schedule 2; and

Relevant Documents means this Deed, the Additional Fee Letters, the Amendment to the Rig A Mortgage, the Amendment to the Rig B Mortgage, the Additional Powers of Attorney, the Project Additional Notices of Assignment and the Bank Additional Notices of Assignment.

1.2	The rules of construction set out in clause 1.4 and 1.5.1 of the Project Loan Agreement shall apply (mutatis mutandis) in this Deed as if each reference therein to “this Agreement” were a reference to this Deed.

2	Facility Agent and Bank Agent

2.1	The Facility Agent is a party to, and is entering into, this Deed on behalf of itself and as agent of the Lenders pursuant to clause 16.4 of the Project Loan Agreement.

2.2	The Bank Agent is a party to, and is entering into, this Deed on behalf of itself and as agent of the Banks pursuant to clause 16.4 of the Bank Loan Agreement.

3	Effective Time Notices and conditions subsequent

3.1	The Facility Agent shall issue the Project Effective Time Notice promptly after it or its duly authorised representative has received the documents and evidence specified in Part A of Schedule 1 in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders), unless any Default has occurred and is continuing.

3.2	The Bank Agent shall issue the Bank Effective Time Notice promptly after it or its duly authorised representative has received the documents and evidence specified in Part B of Schedule 1 in form and substance satisfactory to the Bank Agent (acting on the instructions of the Majority Banks), unless any Default (as defined in the Bank Loan Agreement) has occurred and is continuing.

3.3	The Borrower will provide:

3.3.1	within thirty (30) days of the date of this Deed, evidence satisfactory to the Facility Agent and the Bank Agent that the Relevant Documents (other than the Additional Fee Letters) have been (i) translated into Portuguese by a sworn public translation, and (ii) registered with the competent Registry of Deeds and Documents; and

3.3.2	within sixty (60) days of the date of this Deed, evidence satisfactory to the Facility Agent and the Bank Agent that the Amendment to the Rig A Mortgage and the Amendment to the Rig B Mortgage have been (i) translated into Spanish and (ii) permanently registered in the Flag State.

4	Principles

4.1	The parties hereto agree that from the Effective Time notwithstanding anything to the contrary in the Documents, the Documents shall be read and construed as if:

4.1.1	Rig A will be delivered to the Charterer under the Rig B Charter and the Rig B Services Agreement and Rig B will be delivered to the Charterer under the Rig A Charter and the Rig A Services Agreement;

4.1.2	Rig A is related to the Rig B Charter and Rig B is related to the Rig A Charter;

4.1.3	The Security Period relating to a Rig means, at any time after the Charter Date of Acceptance of that Rig, in the case of Rig A, the Security Period relating to the Rig B Facility and, in the case of Rig B, the Security Period relating to the Rig A Facility;

4.1.4	Wherever and to the extent stated or implied that applications out of the Proceeds A Account will be made towards repayment of the Rig A Loan or applications out of the Proceeds B Account will be made towards repayment of the Rig B Loan, subject always to the provisions of clause 6 of this Deed, applications out of the Proceeds A Account shall be applied towards repayment of the Rig B Loan and applications out of the Proceeds B Account shall be applied towards repayment of the Rig A Loan;

4.1.5	The Earnings generated by Rig A (including the Charter Rate from the Rig B Charter) will repay the Rig B Loan and the Earnings generated by Rig B (including the Charter Rate from the Rig A Charter) will repay the Rig A Loan; and

4.1.6	Claims may be made under the Pre-Completion Guarantee and the related Pre-Completion Guarantee Letter of Credit until the Completion Date for Rig A in respect of the Rig B Loan and until the Completion Date for Rig B in respect of the Rig A Loan.

5	Amendments

5.1	Project Loan Agreement

From the Effective Time, the Project Loan Agreement shall be amended and varied as follows:

5.1.1	In clause 1.2, the following definition is inserted in alphabetical order:

“ “Additional Notices of Assignment” means the notices of assignment in the form set out in Schedule 7, Part A of the Amendment Deed, specifying the relevant Earnings Account and the relevant Rig;”

5.1.2	In clause 1.2, the following definition is inserted in alphabetical order:

“ “Additional Powers of Attorney” means the replacement Powers of Attorney to be granted by the Borrower and the Rig Owners respectively to the Security Trustee;”

5.1.3	In clause 1.2, the following definition shall be inserted in alphabetical order:

“ “Amendment Deed No. 1” means the deed of amendment no. 1 dated 2009 between each of the parties to the Co-ordination Deed, Constellation, the Sponsor and the Parent Sponsor;”

5.1.4	In clause 1.2, the definition of “Allocation Period” is deleted and replaced by:

“ “Allocation Period” means, in respect of a Facility, (i) in the case of the Rig A Facility, the period commencing on the Initial Charter Hire Date relating to Rig B, and in the case of the Rig B Facility, the period commencing on the Initial Charter Hire Date relating to Rig A and, in each case, ending on the first Application Date relating to that Facility, and (ii) each subsequent period commencing on the last day of the previous Allocation Period relating to that Facility and ending on the next following Application Date relating to that Facility;”

5.1.5	In clause 1.2, the following definition shall be inserted in alphabetical order:

“ “Amendment to Rig A Mortgage” means the mortgage amendment agreement relating to the Rig A Mortgage in the Agreed Form entered into or, as the context may require, to be entered into, between the Rig A Owner and the Security Trustee;”

5.1.6	In clause 1.2, the following definition shall be inserted in alphabetical order:

“ “Amendment to Rig B Mortgage” means the mortgage amendment agreement relating to the Rig B Mortgage in the Agreed Form entered into or, as the context may require, to be entered into, between the Rig B Owner and the Security Trustee;”

5.1.7	In clause 1.2, the definition of “Application Dates” is deleted and replaced by:

“ “Application Dates” means, in relation to a Facility (i) in the case of the Rig A Facility, the Quarter Date falling at the end of the first full Quarter Period following the Rig A Charter Date of Acceptance and, in the case of the Rig B Facility, the Quarter Date falling at the end of the first full Quarter Period following the Rig B Charter Date of Acceptance (ii) each Quarter Date (in each case subject to clause 8.3) falling subsequently to the Quarter Date referred to in paragraph (i) above within the Security Period relating to that Facility and (iii) the Final Maturity Date of that Facility, and “Application Date” means any of them;”

5.1.8	In clause 1.2, the definition of “Charter Rate” is deleted and replaced by:

“ “Charter Rate” means in relation to Rig A, the Rig B Charter Rate and, in relation to Rig B, the Rig A Charter Rate;”

5.1.9	In clause 1.2, in the text of the definition of “Earnings”, all references to “Rig A” shall be construed as references to “Rig B” and all original references to “Rig B” shall be construed as references to “Rig A”;

5.1.10	In clause 1.2, the definition of “Earnings A Account Receivables” is deleted and replaced by:

“ “Earnings A Account Receivables” means:

(a)	all Earnings relating to Rig B and/or payable to the Borrower or the Rig B Owner in respect of Rig B received after the Initial Charter Hire Date relating to Rig B (but excluding any Rig B Advance Bareboat Hire);

(b)	all rebates of Rig A Advance Bareboat Hire corresponding to Swap Receipts or Hedging Receipts payable under the Rig A Hedging Agreements;

(c)	all Loss of Earnings Proceeds (if any) relating to Rig B and/or payable to the Borrower in respect of Rig B;

(d)	all Pre-Completion Guarantee Proceeds paid and received in respect of the obligations or liabilities of the Borrower in relation to the Rig A Facility; and

(e)	all other amounts which are from time to time required, pursuant to the terms of any Facility Document, to be deposited in the Earnings A Account;”

5.1.11	In clause 1.2, the definition of “Earnings Accounts” is deleted and replaced by:

“ “Earnings Accounts” means, in relation to Rig A and/or the Rig B Facility, the Earnings B Account and, in relation to Rig B and/or the Rig A Facility, the Earnings A Account and “Earnings Account” means either of them;”

5.1.12	In clause 1.2, the definition of “Earnings B Account Receivables” is deleted and replaced by:

“ “Earnings B Account Receivables” means:

(a)	all Earnings relating to Rig A and/or payable to the Borrower in respect of Rig A received after the Initial Charter Hire Date relating to Rig A (but excluding any Rig A Advance Bareboat Hire);

(b)	all rebates of Rig B Advance Bareboat Hire corresponding to Swap Receipts or Hedging Receipts payable under the Rig B Hedging Agreements;

(c)	all Loss of Earnings Proceeds (if any) relating to Rig A and/or payable to the Borrower in respect of Rig A;

(d)	all Pre-Completion Guarantee Proceeds paid and received in respect of the obligations or liabilities of the Borrower relating to the Rig B Facility; and

(e)	all other amounts which are from time to time required, pursuant to the terms of any Facility Document, to be deposited in the Earnings B Account;”

5.1.13	In clause 1.2, paragraph (a) of the definition of “Margin” is deleted and replaced by:

(a)	in relation to the Rig A Facility:

two point one five per cent. (2.15%) per annum up to 1 October 2009;

thereafter up to the Rig A Margin Reduction Date, two point six five per cent. (2.65%);

thereafter up to the fifth anniversary of the Rig A Margin Reduction Date, one point one five per cent. (1.15%) per annum; and

thereafter one point three five per cent. (1.35%) per annum;

5.1.14	In clause 1.2, in the definition of “Permitted Amendment”, in paragraph (a)(iv), the words “in the case of Rig A, 31 December, 2010 or, in the case of Rig B, 31 December, 2009” shall be replaced by “in the case of Rig A, 29 September 2010 or, in the case of Rig B, 31 December, 2010”

5.1.15	In clause 1.2, the definition of “Rig A Availability Period” is deleted and replaced by:

“ “Rig A Availability Period” means the period commencing on the date on which all the conditions precedent set out in clause 3.1 and Part 1 of Schedule 3 are satisfied and ending on:

(a)	in the case of any Rig A Principal Advance the earliest to occur of:

(i)	31 December, 2010;

(ii)	the date falling ninety (90) days after the Rig B Charter Date of Acceptance;

(iii)	the Rig A Completion Date;

(b)	in the case of the Rig A Intercompany Principal Advance and the Rig A Intercompany Interest Advance, 15 October, 2007; and

(c)	in the case of any Rig A Interest Advance and any Rig A Swap Advance, the earlier to occur of the Initial Charter Hire Date relating to Rig B and 31 December, 2010,

unless extended in writing by the Facility Agent (with consent of all Lenders) pursuant to clause 16.13.2;”

5.1.16	In clause 1.2, in the text of the definitions of (but not the defined term itself) “Rig A Charter”, “Rig A Charter Date of Acceptance”, “Rig A Charterer Acknowledgement” and “Rig A Services Agreement”, all references to “Rig A” are amended to references to “Rig B”.

5.1.17	In clause 1.2, the following definition is inserted in alphabetical order:

“ “Rig A Charter Compensation Covenant” means the deed of covenant in the form set out in Schedule 4 of the Amendment Deed No. 1 granted or, as the context may require, to be granted by the Parent Sponsor in favour of the Security Trustee for the benefit of the Beneficiaries relating to, inter alia, the payment by way of Equity of amounts equal to any Charter Compensation in respect of the Rig A Charter;”

5.1.18	In clause 1.2, the definition of “Rig A Commitment” is deleted and replaced by:

“ “Rig A Commitment” means in relation to a Lender and at any relevant time the amount set out opposite its name in column “Rig A” of Schedule 1 and/or, in the case of a Transferee, the amount specified in the relevant Transfer Certificate, as reduced or increased, in each case, by any relevant term of this Agreement;”

5.1.19	In clause 1.2, the definition of “Rig A Interest Facility Limit” is deleted and replaced by:

“ “Rig A Interest Facility Limit” means an amount of forty four million, five hundred and thirty six thousand and four Dollars ($44,536,004), as the same may be reduced or increased in accordance with any provision of this Agreement;”

5.1.20	In clause 1.2, the definition of “Rig A Facility Limit” is deleted and replaced by:

“ “Rig A Facility Limit” means an amount of three hundred and thirty-two million, thirty six thousand and four Dollars ($332,036,004) as the same may be reduced or increased in accordance with any provision of this Agreement;”

5.1.21	In clause 1.2, the definition of “Rig A Margin Reduction Date” is deleted and replaced by:

“ “Rig A Margin Reduction Date” means the date on which each of the conditions specified in paragraphs 2, 5, 7(a), (b) and (c), 11 and 12 of Part 5 of Schedule 3 have been satisfied in full in relation to Rig B, the Rig A Charter, the Rig B Owner, the Rig A Services Agreement and the Rig B Bareboat Charter, as applicable;”

5.1.22	In clause 1.2, the definition of “Rig A Proceeds” is deleted and replaced by:

“ “Rig A Proceeds” means:

(a)	all Final Disposition Proceeds relating to Rig A,

(b)	all Total Loss Proceeds and Restricted Proceeds relating to Rig A,

(c)	all Requisition Compensation relating to Rig A,

(d)	following the occurrence of an Event of Default, all Earnings B Account Receivables, all Debt Service Reserve Account Receivables, all Proceeds A Account Receivables, all Project B Account Receivables and all Loss of Earnings Proceeds relating to Rig A,

(e)	all and any other monies, property and other assets representing or deriving from all or any of the Secured Property and the Collateral, to the extent the same relates to Rig A, the Rig A Owner and/or the obligations of the Borrower in relation to the Rig B Facility, other than any Termination Option Fee;”

5.1.23	In clause 1.2, the definition of “Rig A Swap Bareboat Hire” is deleted and replaced by:

“ “Rig A Swap Bareboat Hire” means and includes all amounts payable to the Rig A Owner pursuant to clause 5.7 of the Rig A Bareboat Charter;”

5.1.24	In clause 1.2, the definition of “Rig B Availability Period” is deleted and replaced by:

“ “Rig B Availability Period” means the period commencing on the date on which all the conditions precedent set out in clause 3.1 and Part 1 of Schedule 3 are satisfied and ending on:

(a)	in the case of any Rig B Principal Advance the earliest to occur of:

(i)	29 September, 2010;

(ii)	the date falling ninety (90) days after the Rig A Charter Date of Acceptance;

(iii)	the Rig B Completion Date;

(b)	in the case of the Rig B Intercompany Principal Advance and the Rig B Intercompany Interest Advance, 15 October, 2007; and

(c)	in the case of any Rig B Interest Advance and any Rig B Swap Advance, the earlier to occur of the Initial Charter Hire Date relating to Rig A and 29 September, 2010,

unless extended in writing by the Facility Agent (with consent of all Lenders) pursuant to clause 16.13.2;”

5.1.25	In clause 1.2, in the text of the definitions of (but not the defined term itself) “Rig B Charter”, “Rig B Charter Date of Acceptance”, “Rig B Charterer Acknowledgement” and “Rig B Services Agreement”, all references to “Rig B” are amended to references to “Rig A”.

5.1.26	In clause 1.2, the following definition shall be inserted in alphabetical order:

“ “Rig B Charter Compensation Covenant” means the deed of covenant in the form set out in Schedule 4 of the Amendment Deed No. 1 granted or, as the context may require, to be granted by the Parent Sponsor in favour of the Security Trustee for the benefit of the Beneficiaries relating to, inter alia, the payment by way of Equity of amounts equal to any Charter Compensation in respect of the Rig B Charter;”

5.1.27	In clause 1.2, the definition of “Rig B Margin Reduction Date” is deleted and replaced by:

“ “Rig B Margin Reduction Date” means the date on which each of the conditions specified in paragraphs 2, 5, 7(a), (b) and (c), 11 and 12 of Part 5 of Schedule 3 have been satisfied in full in relation to Rig A, the Rig B Charter, the Rig A Owner, the Rig B Services Agreement and the Rig A Bareboat Charter, as applicable;”

5.1.28	In clause 1.2, the definition of “Rig B Proceeds” is deleted and replaced by:

“ “Rig B Proceeds” means:

(a)	all Final Disposition Proceeds relating to Rig B;

(b)	all Total Loss Proceeds and Restricted Proceeds relating to Rig B;

(c)	all Requisition Compensation relating to Rig B;

(d)	following the occurrence of an Event of Default, all Earnings A Account Receivables, all Debt Service Reserve Account Receivables, all Proceeds B Account Receivables, all Project A Account Receivables and all Loss of Earnings Proceeds relating to Rig B;

(e)	all and any other monies, property and other assets representing or deriving from all or any of the Secured Property and the Collateral, to the extent the same relates to Rig B, the Rig B Owner and/or the obligations of the Borrower in relation to the Rig A Facility other than any Termination Option Fee;”

5.1.29	In clause 1.2, the definition of “Rig B Swap Bareboat Hire” is deleted and replaced by:

“ “Rig B Swap Bareboat Hire” means and includes all amounts payable to the Rig B Owner pursuant to clause 5.7 of the Rig B Bareboat Charter;”

5.1.30	In clause 1.2, the following definition shall be inserted in alphabetical order:

“ “Rig B Total Contribution” means at any time in relation to the Rig B Facility, the aggregate amount of the principal amounts of the Rig B Loan owing to each Lender at that time;”

5.1.31	In clause 1.2, in the definition of “Security Documents”, the words “, the Rig A Charter Compensation Covenant, the Rig B Charter Compensation Covenant, the Amendment to the Rig A Mortgage, the Amendment to the Rig B Mortgage, the Additional Powers of Attorney, the Additional Notices of Assignment” shall be added after the words “the Letters of Authorisation”.

5.1.32	In clause 1.2, the definition of “Security Period” is deleted and replaced by:

5.1.33	“ “Security Period” means the period commencing on the date of this Agreement and, in relation to the Facilities, terminating on the date on which all the Secured Obligations have been paid, repaid, satisfied, performed and discharged in full or, in relation to Rig A and/or the Rig B Facility, terminating on the date on which the Rig A Mortgage has been unconditionally released after payment, repayment, satisfaction, performance and discharge in full of all Secured Obligations relating to the Rig B Facility and, in the case of Rig B and/or the Rig A Facility, terminating on the date on which the Rig B Mortgage has been unconditionally released after payment, repayment, satisfaction, performance and discharge in full of all Secured Obligations relating to the Rig A Facility;”

5.1.34	In clause 1.2, the definition of “Sponsor Cut-Off Date” is deleted and replaced by:

“ “Sponsor Cut-Off Date” means, in relation to a Facility:

(a)	for the purposes of clauses 3, 5, 8.1, 8.2.3, 8.2.5, 8.2.6, 8.2.8, 8.2.9, 8.2.10, 8.2.14, 8.2.16, 8.2.17, 8.2.18, 8.2.19, 8.2.20, 8.2.22, 8.2.23, 8.2.24, 8.3.2(c), 8.3.3, 8.3.4, 8.3.5, 9.1, 10, 13, 14, 15, 16, 17, 18 (to the extent clause 18 relates to any of the other clauses referred to in this paragraph (a)), 19 and (to the extent it relates to any of the other clauses referred to in this paragraph (a)) 20 of the Deed of Undertaking, the earlier to occur of:

(1)	the end of the Security Period relating to that Facility;

(2)	the later of (i) ninety (90) days after the date on which the Security Trustee takes action to enforce, (A) the Mortgage over, (x) prior to the Charter Date of Acceptance of a Rig, in the case of the Rig A Facility, Rig A or, in the case of the Rig B Facility, Rig B, or (y) after the Charter Date of Acceptance of a Rig, in the case of the Rig A Facility, Rig B or, in the case of the Rig B Facility, Rig A, and/or (B) the Share Pledge over the shares of each Rig Owner, and (ii) the Debt Service Undertaking Release Date;

(b)	for all other purposes, the earliest to occur of:

(1)	the end of the Security Period relating to that Facility;

(2)	the date on which, in the case of the Rig A Facility, the Rig A Services Agreement, or in the case of the Rig B Facility, the Rig B Services Agreement, is terminated by the Charterer;

(3)	the later of (i) ninety (90) days after the date on which the Security Trustee takes action to enforce, (A) the Mortgage over, (x) prior to the Charter Date of Acceptance of a Rig, in the case of the Rig A Facility, Rig A or, in the case of the Rig B Facility, Rig B, or (y) after the Charter Date of Acceptance of a Rig, in the case of the Rig A Facility, Rig B or, in the case of the Rig B Facility, Rig A, and/or (B) the Share Pledge over the shares of each Rig Owner, and (ii) the Debt Service Undertaking Release Date;

5.1.35	In clause 1.2, in the definition of “Termination Date” in paragraph (a), the words “the Rig the Advance Bareboat Hire paid in relation to which was financed by that Facility” shall be replaced by “(i) prior to the Charter Date of Acceptance of a Rig, the Rig the Advance Bareboat Hire paid in relation to which was financed by that Facility or (ii) after the Charter Date of Acceptance of a Rig, in the case of the Rig B Facility, Rig A and in the case of the Rig A Facility, Rig B”;

5.1.36	In clause 4.2.1, the words “of the Rig relating to the Advance Bareboat Hire which is financed by that Facility” are replaced by “of, in the case of the Rig A Facility, the Initial Charter Hire Date in respect of Rig B and, in the case of the Rig B Facility, the Initial Charter Hire Date in respect of Rig A”.

5.1.37	Clause 4.5 is deleted and replaced by:

“4.5	Termination of Commitments

4.5.1	Any part of the Rig A Commitment undrawn at the end of the Rig A Availability Period shall thereupon be automatically reduced to zero; and

4.5.2

(a)	At the end of the Rig B Availability Period in respect of any Rig B Interest Advance and/or any Rig B Swap Advance, an amount equal to the sum of the Rig B Interest Facility Limit at that time minus the aggregate of the Rig B Interest Advances, the Rig B Intercompany Interest Advance and the Rig B Swap Advances made prior to or at that time (the “Amount”) shall be added to the Rig A Interest Facility Limit and, at that time, for all purposes of the Facility Documents (i) the Rig A Commitment shall be increased by the Amount and (ii) the Rig B Commitment shall be decreased by the Amount; and

(b)	At the end of the Rig B Availability Period in respect of any Advance other than any Rig B Interest Advance and/or any Rig B Swap Advance, the Rig B Commitment shall be automatically reduced by (i) any part of the Rig B Commitment undrawn at the end of that Rig B Availability Period, and (ii) the aggregate of any amounts actually applied to repay the Rig B Loan prior to the end of that Rig B Availability Period pursuant to clauses 5.2.6 and 5.2.10 of the Deed of Proceeds and Priorities.”

5.1.38	In clause 4.7, the words “subject only to clause 4.5.2(a),” are added after “For the avoidance of doubt,”.

5.1.39	In clause 5.1, the words “the Initial Charter Hire Date of the Rig the Advance Bareboat Hire relating to which is financed by that Facility” wherever they appear, are replaced by “, in the case of the Rig A Loan, the Initial Charter Hire Date in respect of Rig B and, in the case of the Rig B Loan, the Initial Charter Hire Date in respect of Rig A” and the words “(after deducting therefrom the amount (if any) of any Swap Rebate payable to the Borrower under the Bareboat Charter relating to that Rig)” are replaced by “(after deducting therefrom the amount (if any) of any Rig A Swap Rebate in the case of the Rig A Loan or Rig B Swap Rebate, in the case of the Rig B Loan)”

5.1.40	In clause 5.2.3, the words “the Initial Charter Hire Date of the Rig the Advance Bareboat Hire relating to which is financed by that Loan” wherever they appear are replaced by “, in the case of the Rig A Loan, the Initial Charter Hire Date in respect of Rig B and, in the case of the Rig B Loan, the Initial Charter Hire Date in respect of Rig A,”

5.1.41	Clause 6.1 is deleted and replaced by:

“6.1.1	(a)	The Rig A Total Commitment relating to the Rig A Facility shall be reduced on each Application Date relating to the Rig A Facility by the Required Amount relating to the Rig A Facility for that Application Date. Any reduction of that Rig A Total Commitment shall reduce the Commitment relating to the Rig A Facility of each Lender in the proportion which that Lender’s Commitment relating to the Rig A Facility bears to the Total Commitment relating to the Rig A Facility.

	(b)	(i) On any Application Date falling prior to the end of the Rig B Availability Period, the Rig B Total Contribution shall be reduced on each Application Date relating to the Rig B Facility by the Required Amount relating to the Rig B Facility for that Application Date. Any reduction of that Rig B Total Contribution shall reduce the Contribution relating to the Rig B Facility of each Lender in the proportion which that Lender’s Contribution relating to the Rig B Facility bears to the Rig B Total Contribution.

(ii) On any Application Date falling on or after the end of the Rig B Availability Period, the Rig B Total Commitment shall be reduced on each Application Date relating to the Rig B Facility by the Required Amount relating to the Rig B Facility for that Application Date. Any reduction of that Rig B Total Commitment shall reduce the Commitment relating to the Rig B Facility of each Lender in the proportion which that Lender’s Commitment relating to the Rig B Facility bears to the Total Commitment relating to the Rig B Facility.

6.1.2		If on any Application Date relating to a Facility (after the reduction of, at any time prior to the end of the Rig B Availability Period, the Rig A Total Commitment and/or the Rig B Total Contribution or, as the case may be, at any time on or after the end of the Rig B Availability Period, the Total Commitments relating to that Facility, in accordance with clause 6.1.1 above) there remain any amounts available for application in accordance with clause 5.2.10 of the Deed of Proceeds and Priorities, the Rig A Total Commitment and the Rig B Total Contribution or, as the case may be, the Total Commitment relating to each Facility shall be further reduced by the balance of such moneys applied to the Loan outstanding under that Facility and, at any time prior to the end of the Rig B Availability Period, the Rig A Commitment of each Lender shall be further reduced in the proportion which that Lender’s Commitment to the Rig A Facility bears to the Total Commitment relating to the Rig A Facility and the Rig B Contribution of each Lender to the Rig B Facility shall be further reduced in the proportion which that Lender’s Contribution to the Rig B Facility bears to the Rig B Total Contribution or, as the case may be, at any time on or after the end of the Rig B Availability Period, the Commitment to that Facility of each Lender shall be further reduced in the proportion which that Lender’s Commitment to that Facility bears to the Total Commitment relating to that Facility.

6.1.3		If, at any time prior to the end of the Rig B Availability Period, in the case of the Rig B Facility, after the reduction of the Rig B Total Contribution on any Application Date, the Loan outstanding under that Facility would exceed the Rig B Total Contribution as so reduced, the Borrower shall on such Application Date pay to the Facility Agent (for the account of the Lenders) such amount in repayment of that Loan as shall ensure that that Loan does not exceed the Rig B Total Contribution at such time. If, in the case of the Rig A Facility and, after the end of the Rig B Availability Period, the Rig B Facility, after the reduction of the Total Commitment relating to that Facility on any Application Date, the Loan outstanding under that

Facility would exceed the Total Commitment relating to that Facility as so reduced, the Borrower shall on such Application Date pay to the Facility Agent (for the account of the Lenders) such amount in repayment of that Loan as shall ensure that that Loan does not exceed the Total Commitment relating to that Facility at such time.

6.1.4	The Total Commitment relating to a Facility shall be reduced to zero on the Final Maturity Date of that Facility and any amount of the Loan outstanding under that Facility on the Final Maturity Date relating to that Facility shall be repaid in full, together with all accrued interest and any other amount relating thereto payable under this Agreement and the other Facility Documents.”

5.1.42	In clause 10.2.9, each reference to “Earnings Account relating to that Rig” is replaced by “relevant Earnings Account”, each reference to “Proceeds Account relating to that Rig” is replaced by “relevant Proceeds Account” and in paragraph (g) the words “relating to the Rig of which that Rig Owner is the owner” are deleted and the word “relevant” inserted prior to “Earnings”.

5.1.43	In clause 11.1.27, the words “31 December, 2009” are replaced by “29 September, 2010”.

5.1.44	Clause 16.22 is deleted in its entirety and replaced by:

“16.22	Release of Security

(a)	The Borrower hereby agrees with the Security Trustee and the Lenders that they shall be entitled to retain the Security Documents relating to a Facility (save for, to the extent relating solely to that Facility, the Accounts Pledge in so far as it relates to (i) the Project Account, Proceeds Account and Earnings Account in each case relating to the relevant Facility, which will be released immediately upon the Security Trustee being satisfied that the payment, repayment, performance, satisfaction and discharge in full referred to below has occurred, and (ii) the Debt Service Reserve Account, which shall be released immediately upon termination of the Security Period) for thirty (30) days after the payment, repayment, performance, satisfaction and discharge in full of all of the Secured Obligations relating to that Facility (Facility Discharge) and on the last day of such thirty (30) day period, subject to paragraph (b) below, the Security Trustee shall (to the extent the relevant Security Document relates to that Facility), at the request and cost of the applicable Security Party, execute such documentation as may be required to (a) release the applicable Security Party from its obligations under the applicable Security Document, and (b) release or, where applicable, re-assign to that Security Party the security created pursuant to that Security Document and, in the case of the Power of Attorney, return the same to the Borrower in accordance with this clause 16.22 only after satisfaction and discharge in full of all the Secured Obligations, Provided however that if in the reasonable opinion of the Security Trustee or any other Beneficiary there are at that time any contingent claims by any of the Beneficiaries against the Borrower or any other Security Party under or in connection with this Agreement or any Facility Document or any likely contingent claims can be identified at that time, the Security Trustee reserves its right to retain any Security Document and delay such release (notwithstanding the expiry of such thirty (30) day period) until the earlier of (i) the date on which all such contingent claims are irrevocably and unconditionally settled in full, or fully and finally disposed of or withdrawn or discontinued and (ii) such time as the Security Trustee may deem appropriate.

(b)	Notwithstanding paragraph (a) above, upon the Facility Discharge of one (but not both) of the Facilities;

(i)	the Mortgage over, in the case of the Facility Discharge of the Rig A Facility, Rig B or, in the case of the Facility Discharge of the Rig B Facility, Rig A shall be released and reassigned by the Security Trustee in accordance with paragraph (a) above (but not the other Mortgage);

(ii)	in the case of the Facility Discharge of the Rig A Facility, the Rig B Owner or, in the case of the Facility Discharge of the Rig B Facility, the Rig A Owner may novate to the other Rig Owner the Hedging Agreements to which the relevant Rig Owner is a party on terms approved by the Facility Agent and the Hedging Provider (such approval not to be unreasonably withheld); and

(iii)	if a novation contemplated by paragraph (ii) above has been affected by the Rig A Owner or, as the case may be, the Rig B Owner, the Security Trustee shall, in accordance with paragraph (a) above release and discharge the Share Pledge over the Rig Owner which has effected such novation (but not the other Share Pledge).”

5.1.45	Part 5 of Schedule 3, paragraph 7(e) is deleted in its entirety and replaced by:

“(e)	Confirmation from the Borrower of the date on which the relevant Rig arrived at the port of, or in sheltered waters offshore of, the City of Macaé-RJ in Brazil, in accordance with clause 2.3 of the relevant Charter and, if such arrival is after the date stipulated in clause 2.2.1 of the relevant Charter, evidence satisfactory to the Lenders setting out the details of any reduction in the relevant Charter Rate incurred or to be incurred or any fine levied or to be levied as a consequence of the late arrival of that Rig.”

5.1.46	In Part 5 of Schedule 3, the following words are added:

“13	Charter Compensation Covenant

If at the relevant time (a) Charter Compensation does or may remain payable or applicable by way of any reduction of Charter Rate under the relevant Charter, or (b) either the amount of all relevant Mobilisation Costs have not been ascertained or the amount by which such Mobilisation Costs exceed the corresponding Mobilisation Fees has not been funded or paid in full by way of Equity, a duly executed original of the Rig A Charter Compensation Covenant in the case of the Rig A Charter or, as the case may be, the Rig B Charter Compensation Covenant in the case of the Rig B Charter, and evidence satisfactory to the Agents that the Rig A Charter Compensation Covenant or, as the case may be, the Rig B Charter Compensation Covenant has been (i) translated into Portuguese by a sworn public translation, and (ii) registered with the competent Registry of Deeds and Documents.”

5.1.47	The Rig A Interest Advance made on 31 October 2009 pursuant to clause 4.2 shall be deemed to have been increased, as at 31 October 2009, by the amount necessary to reflect the increase in the Margin in relation to the Rig A Facility from 1 October 2009.

5.2	Deed of Proceeds and Priorities

From the Effective Time, the Deed of Proceeds and Priorities shall be amended as follows:

5.2.1	In clause 5.1 the references in the fourth and penultimate lines to “Rig A” are replaced by references to “Rig B” and in clause 5.2.5, the reference to “Rig A” in the fifth line is replaced by a reference to “Rig B”.

5.2.2	In clause 5.2.7, the words “references to Rig A were references to Rig B” are replaced by “references to Rig B were references to Rig A”.

5.2.3	Clause 5.3 is deleted in its entirety and replaced by:

“5.3

The provisions of clauses 5.1 and 5.2 shall apply in the same terms to Earnings B Account Receivables, as if all references therein to “Rig A Swap Rebates”, “Rig B” , “Rig A Facility”, “Earnings A Account”, “Rig A Owner”, “Rig A Swap Bareboat Hire”, “Rig

A Bareboat Charter” and “Rig A Loan” were references to “Rig B Swap Rebates”, “Rig A”, “Rig B Facility”, “Earnings B Account”, “Rig B Owner”, “Rig B Swap Bareboat Hire”, “Rig B Bareboat Charter” and “Rig B Loan”, respectively and the reference in sub-clause 5.2.7 to “Rig B Loan”, “Rig B Facility”, “Rig B Owner”, “Rig B Swap Bareboat Hire”, “Rig B Bareboat Charter” and “Rig A” were a reference to “Rig A Loan”, “Rig A Facility”, “Rig A Owner”, “Rig A Swap Bareboat Hire”, “Rig A Bareboat Charter” and “Rig B” respectively.”

5.2.4	In clause 6.1.3, the words “the Loan relating to the relevant Rig” are replaced by “, in the case of Insurance Proceeds and/or Rig Rights Proceeds in respect of Rig A, the Rig B Loan and, in the case of Insurance Proceeds and/or Rig Rights Proceeds in respect of Rig B, the Rig A Loan”.

5.2.5	In clause 8.1.1(f), the words “relating to the Rig” are deleted and the word “relevant” inserted prior to the words “Earnings Account”.

5.2.6	In clause 9.1(c), the words “the Earnings Account relating to that Rig” are replaced by “in the case of an excess in relation to Rig A, the Earnings B Account or, in the case of an excess in relation to Rig B, the Earnings A Account”.

5.2.7	In clause 12.6.5, the words “provided however that such Event of Default relates to the Facility which financed the Rig of which that Rig Owner is the owner and/or that Rig.” are deleted.

5.2.8	In clause 14.2.10, each reference to “Earnings Account relating to that Rig” is replaced by “relevant Earnings Account”, each reference to “Proceeds Account relating to that Rig” is replaced by “relevant Proceeds Account” and in paragraph (g) the words “of which that Rig Owner is the owner” are deleted.

5.2.9	Clause 15.5 is deleted in its entirety.

5.3	Deed of Undertaking

From the Effective Time, the Deed of Undertaking shall be amended as follows:

5.3.1	Clause 10 is deleted in its entirety and replaced by the contents of Schedule 5 of this Deed.

5.3.2	In clause 11.3.1, the words “relating to the Rig which is the subject of that Services Agreement” are deleted and “relevant” is inserted prior to “Proceeds Account”.

5.3.3	Schedule 1 shall be deleted in its entirety and replaced by the contents of Schedule 6 of this Deed.

5.4	Deed of Covenant

From the Effective Time, the Deed of Covenant shall be amended as follows:

5.4.1	In clause 10, the words “and any obligations and liabilities of the Parent Sponsor under the Rig A Charter Compensation Covenant and the Rig B Charter Compensation Covenant,” are added after “clause 11.2 of this Deed”.

5.4.2	In clause 17.3.2(a) the words “and the Rig A Charter Compensation Covenant and the Rig B Charter Compensation Covenant” are added after the words “Guarantee”.

5.5	General Assignment

From the Effective Time, the General Assignment shall be amended as follows:

5.5.1	In clause 5.1.14, the words “relating to that Rig” are deleted and the word “relevant” is inserted prior to “Earnings Account” in the second line.

5.5.2	In clause 6, the words “relating to that Rig” are deleted and the word “relevant” is inserted prior to “Proceeds Account”.

5.5.3	In clause 7.5.4(b) the words “relating to the Rig which is the subject of that Charter” are deleted and the word “relevant” is inserted prior to “Proceeds Account”.

5.5.4	In clause 7.5.6(c), the words “Rig A” are replaced by “Rig B” and the words “Rig B” (wherever they originally appeared) are replaced by “Rig A”.

5.5.5	In clause 9.1(b)(i), the words “the Loan relating to that Rig” are deleted and replaced by “, in the case of Rig B, at any time prior to the Rig A Charter Date of Acceptance, the Rig B Total Commitment or at any time on or after the Rig A Charter Date of Acceptance, the Rig A Loan and, in the case of Rig A, at any time prior to the Rig B Charter Date of Acceptance, the Rig A Loan or at any time on or after the Rig B Charter Date of Acceptance, the Rig B Total Commitment”.

5.5.6	In clause 9.1(b)(iii), the words “the Loan relating to the Rig in relation to which that insurance is placed” are deleted and replaced by “in the case of Rig A, the Rig B Loan and, in the case of Rig B, the Rig A Loan”.

5.6	Sponsor Assignment

From the Effective Time, in clause 6 of the Sponsor Assignment, the words “relating to that Rig” are deleted and the word “relevant” is inserted prior to “Proceeds Account”.

5.7	Pre-Completion Guarantee

From the Effective Time, the Pre-Completion Guarantee shall be amended as follows:

5.7.1	In clause 2.1.1, the words “in respect of a Facility upon the occurrence of the Completion Date of the Rig the Advance Bareboat Hire relating to which was financed by that Facility” appearing at the end of the clause will be deleted and replaced by “in respect of the Rig A Facility, upon the occurrence of the Rig B Completion Date and, in respect of the Rig B Facility, upon the occurrence of the Rig A Completion Date”.

5.7.2	In clause 2.14.2(b) the words “the Loan which financed the Advance Bareboat Hire relating to the Rig for which the Completion Date has not occurred” appearing at the end of the clause shall be deleted and replaced by “the Rig A Loan if the Rig B Completion Date has not occurred, or the Rig B Loan if the Rig A Completion Date has not occurred”.

5.7.3	In clause 4.1.1(c), the words “relating to the Rig to which that Project Cost Over Run applies” are deleted and “relevant” inserted prior to “Earnings Account”.

5.8	Rig A Bareboat Charter

From the Effective Time, the Rig A Bareboat Charter shall be amended as follows:

5.8.1	Clause 2.1 is deleted and replaced by:

“2.1 The Owner shall let and demise to the Bareboat Charterer and the Bareboat Charterer shall charter Rig A, subject to the terms and conditions of this Charterparty, for the period, subject to clause 2.3 of this Charterparty, commencing on the Rig A Date of Yard Acceptance and terminating on the date falling ten (10) years after the Rig B Charter Date of Acceptance (the “Charter Term”) provided however that it is acknowledged and agreed, as between the Owner and the Bareboat Charterer, that the Owner shall bear and be responsible for all Transportation Costs relating to Rig A. For the avoidance of doubt, the terms of this Charterparty in relation to Rig A Swap Bareboat Hire and rebate of Rig A Advance Bareboat Hire will continue if and for so long as the Owner remains a counterparty to any Hedging Agreements, notwithstanding the termination of the chartering of Rig A.”

5.8.2	A new clause 5.7 is added:

“5.7 The Borrower undertakes and agrees that on any Application Date after the end of the Rig A Availability Period for Rig A Swap Advances, it will pay to the Owner an amount equal to the Swap Payment due from the Owner to the Hedging Provider on that Application Date, by depositing such amount in the Project A Account, which the Owner acknowledges and agrees constitutes receipt by the Owner of such amount as Rig A Swap Bareboat Hire.”

5.8.3	In clause 18.3, the words “Earnings A Account” are replaced by “Earnings B Account”.

5.9	Rig B Bareboat Charter

From the Effective Time, the Rig B Bareboat Charter shall be amended as follows:

5.9.1	Clause 2.1 is deleted and replaced by:

“2.1 The Owner shall let and demise to the Bareboat Charterer and the Bareboat Charterer shall charter Rig B, subject to the terms and conditions of this Charterparty, for the period, subject to clause 2.3 of this Charterparty, commencing on the Rig B Date of Yard Acceptance and terminating on the date falling fourteen (14) years after the Rig A Charter Date of Acceptance (the “Charter Term”) provided however that it is acknowledged and agreed, as between the Owner and the Bareboat Charterer, that the Owner shall bear and be responsible for all Transportation Costs relating to Rig B. For the avoidance of doubt, the terms of this Charterparty in relation to Rig B Swap Bareboat Hire and rebate of Rig B Advance Bareboat Hire will continue if and for so long as the Owner remains a counterparty to any Hedging Agreements, notwithstanding the termination of the chartering of Rig B.”

5.9.2	A new clause 5.7 is added:

“5.7 The Borrower undertakes and agrees that on any Application Date after the end of the Rig B Availability Period relating to Rig B Swap Advances, it will pay to the Owner an amount equal to the Swap Payment due from the Owner to the Hedging Provider on that Application Date, by depositing such amount in the Project B Account, which the Owner acknowledges and agrees constitutes receipt by the Owner of such amount as Rig B Swap Bareboat Hire.”

5.9.3	In clause 18.3, the words “Earnings B Account” is replaced by “Earnings A Account”.

5.10	Bank Loan Agreement

From the Effective Time, the Bank Loan Agreement shall be amended and varied as follows:

5.10.1	In clause 1.2, the definition of “A Facility Limit” is deleted and replaced by:

“ “A Facility Limit” means an amount of three hundred and thirty-two million, thirty six thousand and four Dollars ($332,036,004) as the same may be reduced or increased in accordance with any provision of this Agreement;”

5.10.2	In clause 1.2, the following definition is inserted in alphabetical order:

“ “Additional Notices of Assignment” means the notices of assignment in the form set out in Schedule 7, Part B of the Amendment Deed, specifying the relevant Project Loan Account and the relevant Rig;“

5.10.3	In clause 1.2, the definition of “Allocation Period” is deleted and replaced by:

“ “Allocation Period” means, in respect of a Facility, (i) in the case of the A Facility, the period commencing on the Initial Charter Hire Date relating to Rig B, and in the case of the B Facility, the period commencing on the Initial Charter Hire Date relating to Rig A and, in each case, ending on the first Application Date relating to that Facility, and (ii) each subsequent period commencing on the last day of the previous Allocation Period relating to that Facility and ending on the next following Application Date relating to that Facility;”

5.10.4	In clause 1.2, the definition of “Application Dates” is deleted and replaced by:

“ “Application Dates” means, in relation to a Facility (i) in the case of the A Facility, the Quarter Date falling at the end of the first full Quarter Period following the Rig A Charter Date of Acceptance and, in the case of the B Facility, the Quarter Date falling at the end of the first full Quarter Period following the Rig B Charter Date of Acceptance (ii) each Quarter Date (in each case subject to clause 8.3) falling subsequently to the Quarter Date referred to in paragraph (i) above within the Security Period relating to that Facility and (iii) the Final Maturity Date of that Facility, and “Application Date” means any of them;”

5.10.5	In clause 1.2, the definition of “Facility A Availability Period” is deleted and replaced by:

“ “Facility A Availability Period” means the period commencing on the date on which all the conditions precedent set out in clause 3.1 and Part 1 of Schedule 3 are satisfied and ending on:

(a)	in the case of any Facility A Principal Advance the earliest to occur of:

(i)	31 December, 2010;

(ii)	the date falling ninety (90) days after the Rig B Charter Date of Acceptance;

(iii)	the Rig A Completion Date;

(b)	in the case of the Facility A Intercompany Principal Advance and the Facility A Intercompany Interest Advance, 15 October, 2007; and

(c)	in the case of any Facility A Interest Advance and any Facility A Swap Advance, the earlier to occur of the Initial Charter Hire Date relating to Rig B and 31 December, 2010,

unless extended in writing by the Bank Agent (with consent of all Banks) pursuant to clause 16.13.2;”

5.10.6	In clause 1.2, the definition of “Facility A Commitment” is deleted and replaced by:

“ “Facility A Commitment” means in relation to a Bank and at any relevant time the amount set out opposite its name in column “A Facility” of Schedule 1 and/or, in the case of a Transferee, the amount specified in the relevant Transfer Certificate, as reduced or increased, in each case, by any relevant term of this Agreement;”

5.10.7	In clause 1.2, the definition of “Facility A Interest Facility Limit” is deleted and replaced by:

“ “Facility A Interest Facility Limit” means an amount of forty four million, five hundred and thirty six thousand and four Dollars ($44,536,004), as the same may be reduced or increased in accordance with any provision of this Agreement;”

5.10.8	In clause 1.2, the definition of “Facility B Availability Period” is deleted and replaced by:

“ “Facility B Availability Period” means the period commencing on the date on which all the conditions precedent set out in clause 3.1 and Part 1 of Schedule 3 are satisfied and ending on:

(a)	in the case of any Facility B Principal Advance the earliest to occur of:

(i)	29 September, 2010;

(ii)	the date falling ninety (90) days after the Rig A Charter Date of Acceptance;

(iii)	the Rig B Completion Date;

(b)	in the case of the Facility B Intercompany Principal Advance and the Facility B Intercompany Interest Advance, 15 October, 2007; and

(c)	in the case of any Facility B Interest Advance and any Facility B Swap Advance, the earlier to occur of the Initial Charter Hire Date relating to Rig A and 29 September, 2010,

unless extended in writing by the Bank Agent (with consent of all Banks) pursuant to clause 16.13.2;”

5.10.9	In clause 1.2, the following definition shall be inserted in alphabetical order:

“ “Facility B Total Contribution” means at any time in relation to the B Facility, the aggregate amount of the principal amounts of the Facility B Loan owing to each Bank at that time;”

5.10.10	In clause 1.2, paragraph (a) of the definition of “Margin” is deleted and replaced by:

(a)	in relation to the A Facility:

two point one five per cent. (2.15%) per annum up to 1 October 2009;

thereafter up to the Facility A Margin Reduction Date, two point six five per cent. (2.65%);

thereafter up to the fifth anniversary of the Facility A Margin Reduction Date, one point one five per cent. (1.15%) per annum; and

thereafter one point three five per cent. (1.35%) per annum;

5.10.11	In clause 1.2, in the definition of “Security Documents”, the words “, the Additional Notices of Assignment” shall be added after the words “the Notices of Assignment”.

5.10.12	In clause 1.2, in the definition of “Termination Date” in paragraph (a), the words “relating to the Rig relating to that Facility” shall be replaced by “(i) prior to the Charter Date of Acceptance of a Rig, the Rig relating to that Facility or (ii) after the Charter Date of Acceptance of a Rig, in the case of the B Facility, Rig A, and in the case of the A Facility, Rig B”;

5.10.13	In clause 4.2.1, the words “Rig A” are replaced by “Rig B” and the words “Rig B” (wherever they originally appeared) are replaced by “Rig A”.

5.10.14	Clause 4.5 is deleted and replaced by:

“4.5	Termination of Commitments

4.5.1	Any part of the Facility A Commitment undrawn at the end of the Facility A Availability Period shall thereupon be automatically reduced to zero; and

4.5.2

(a)	At the end of the Facility B Availability Period in respect of any Facility B Interest Advance and/or any Facility B Swap Advance, an amount equal to the sum of the Facility B Interest Facility Limit at that time minus the aggregate of the Facility B Interest Advances, the Facility B Intercompany Interest Advance and the Facility B Swap Advances made prior to or at that time (the “Amount”) shall be added to the Facility A Interest Facility Limit and, at that time, for all purposes of the Facility Documents (i) the Facility A Commitment shall be increased by the Amount and (ii) the Facility B Commitment shall be decreased by the Amount; and

(b)	At the end of the Facility B Availability Period in respect of any Advance other than any Facility B Interest Advance and/or any Facility B Swap Advance, the Facility B Commitment shall be automatically reduced by (i) any part of the Facility B Commitment undrawn at the end of that Facility B Availability Period, and (ii) the aggregate of any amounts actually applied to repay the Facility B Loan prior to the end of that Facility B Availability Period pursuant to clauses 8.7.5 and 8.7.7 of this Agreement.”

5.10.15	In clause 4.7, the words “subject only to clause 4.5.2(a),” are added after “For the avoidance of doubt,”.

5.10.16	In clause 5.1 and clause 5.2.3, the words “the Initial Charter Hire Date of Rig A” wherever they appear, are replaced by “the Initial Charter Hire Date of Rig B” and the words “the Initial Charter Hire Date of Rig B” wherever they originally appear, are replaced by “the Initial Charter Hire Date of Rig A”.

5.10.17	Clause 6.1 is deleted and replaced by:

“6.1.1	(a)	The Facility A Total Commitment relating to the A Facility shall be reduced on each Application Date relating to the A Facility by the Required Amount relating to the A Facility for that Application Date. Any reduction of that Facility A Total Commitment shall reduce the Commitment relating to the A Facility of each Bank in the proportion which that Bank’s Commitment relating to the A Facility bears to the Total Commitment relating to the A Facility.

	(b)	(i)	On any Application Date falling prior to the end of the Facility B Availability Period, the Facility B Total Contribution shall be reduced on each Application Date relating to the B Facility by the Required Amount relating to the B Facility for that Application Date. Any reduction of that Facility B Total Contribution shall reduce the Contribution relating to the B Facility of each Bank in the proportion which that Bank’s Contribution relating to the B Facility bears to the Facility B Total Contribution.

		(ii)	On any Application Date falling on or after the end of the Facility B Availability Period, the Facility B Total Commitment shall be reduced on each Application Date relating to the B Facility by the Required Amount relating to the B Facility for that Application Date. Any reduction of that Facility B Total Commitment shall reduce the Commitment relating to the B Facility of each Bank in the proportion which that Bank’s Commitment relating to the B Facility bears to the Total Commitment relating to the B Facility.

6.1.2		If on any Application Date relating to a Facility (after the reduction of, at any time prior to the end of the Facility B Availability Period, the Facility A Total Commitment and/or the Facility B Total Contribution or, as the case may be, at any time on or after the end of the Facility B Availability Period, the Total Commitments relating to that Facility, in accordance with clause 6.1.1 above) there remain any amounts available for application in accordance with clause 8.7.7 hereof, the Facility A Total Commitment and the Facility B Total Contribution or, as the case may be, the Total Commitment relating to each Facility shall be further reduced by the balance of such moneys applied to the Loan outstanding under that Facility and, at any time prior to the end of the Facility B Availability Period, the Facility A Commitment of each Bank shall be further reduced in the proportion which that Bank’s Commitment to the A Facility bears to the Total Commitment relating to the A Facility and the Contribution of each Bank to the B Facility shall be further reduced in the proportion which that Bank’s Contribution to the B Facility bears to the Facility B Total Contribution or, as the case may be, at any time on or after the end of the Facility B Availability Period, the Commitment to that Facility of each Bank shall be further reduced in the proportion which that Bank’s Commitment to that Facility bears to the Total Commitment relating to that Facility;

6.1.3	If, at any time prior to the end of the Facility B Availability Period, in the case of the B Facility, after the reduction of the Facility B Total Contribution on any Application Date, the Loan outstanding under that Facility would exceed the Facility B Total Contribution as so reduced, the Borrower shall on such Application Date pay to the Bank Agent (for the account of the Banks) such amount in repayment of that Loan as shall ensure that that Loan does not exceed the Facility B Total Contribution at such time. If, in the case of the A Facility and, after the end of the Facility B Availability Period, the B Facility, after the reduction of the Total Commitment relating to that Facility on any Application Date, the Loan outstanding under that Facility would exceed the Total Commitment relating to that Facility as so reduced, the Borrower shall on such Application Date pay to the Bank Agent (for the account of the Banks) such amount in repayment of that Loan as shall ensure that that Loan does not exceed the Total Commitment relating to that Facility at such time.

6.1.4	The Total Commitment relating to a Facility shall be reduced to zero on the Final Maturity Date of that Facility and any amount of the Loan outstanding under that Facility on the Final Maturity Date relating to that Facility shall be repaid in full, together with all accrued interest and any other amount relating thereto payable under this Agreement and the other Facility Documents.”

5.10.18	The Facility A Interest Advance made on 31 October 2009 pursuant to clause 4.2 shall be deemed to have been increased, as at 31 October 2009, by the amount necessary to reflect the increase in the Margin in relation to the A Facility from 1 October 2009.

5.11	Facility Document

It is acknowledged and agreed by each of the parties to this Deed that from the date of this Deed, this Deed shall constitute (i) a Facility Document as defined in the Project Loan Agreement, (ii) a Facility Document as defined in the Bank Loan Agreement, (iii) a Project Facility Document as defined in the Bank Loan Agreement, and (iv) a Bank Document as defined in the Project Loan Agreement.

5.12	No other amendments

Subject to the terms of this Deed, the Documents will remain in full force and effect and, from the date of this Deed, each of the Documents and this Deed will be read and construed as one document.

5.13	Further Assurance

Each of the Security Parties (as defined under the Project Loan Agreement), the Bank Borrower, Becrux, Centaurus and Mimosa Finance (the Parties) undertakes:

5.13.1	that this Deed and each of the Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any Document be valid and binding obligations of the respective Parties who are parties thereto and the rights of the Beneficiaries shall be enforceable in accordance with their respective terms; and

5.13.2	that it will, at the Parent Sponsor’s expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Parties of any and every such further assurance, document, act or thing as in the reasonable opinion of the Security Trustee acting on the instructions of the Majority Lenders or, as the case may be, the Bank Trustee acting on the instructions of the Majority Banks, may be necessary or desirable for perfecting the security or implementing the amendments each as contemplated by, or constituted by, this Deed and/or the Documents.

6	Total Loss of a Rig

6.1	The parties hereto agree that from the Effective Time, the Documents shall be read and construed as follows:

6.1.1	If a Charter Date of Acceptance has not occurred in respect of any Rig and a Total Loss of a Rig occurs, notwithstanding anything to the contrary in the Documents, in the case of a Total Loss of Rig A, the Rig A Loan will be repaid using the Total Loss Proceeds of Rig A and, in the case of a Total Loss of Rig B, the Rig B Loan will be repaid using the Total Loss Proceeds of Rig B and in each case, from the Total Loss Date, the Documents shall be read and construed as if the Effective Time had never occurred (other than the provisions of this clause 6), with such amendments to the Documents and/or additional documents as the Facility Agent and the Bank Agent may see fit (acting reasonably) to reverse the changes made at the Effective Time in respect of, and in relation to, the remaining Rig.

6.1.2	If, after the Charter Date of Acceptance has occurred in respect of one Rig (but not both) and there is a Total Loss of a Rig, notwithstanding anything to the contrary in the Documents, from the Total Loss Date, the Documents shall be read and construed as if:

(a)	there is one facility (which is the aggregate of (i) in the case of the Facility Documents as defined under the Project Loan Agreement, the Rig A Facility and the Rig B Facility and (ii) in the case of the Facility Documents as defined under the Bank Loan Agreement, the A Facility and the B Facility) (in each case, the Combined Facility);

(b)	the Combined Facility is subject to one facility limit (which is the aggregate of (i) in the case of the Facility Documents as defined under the Project Loan Agreement, the Rig A Facility Limit and the Rig B Facility Limit and (ii) in the case of the Facility Documents as defined under the Bank Loan Agreement, the A Facility Limit and the B Facility Limit) (in each case, the Combined Facility Limit);

(c)	there is no distinction between (i) in the case of the Project Loan Agreement, Rig A Commitments and Rig B Commitments, and (ii) in the case of the Bank Loan Agreement, Facility A Commitments and Facility B Commitments (in each case, the Combined Commitments);

(d)	the availability period for the Combined Facility is the Availability Period applicable to the Loan which is financing or has financed the Advance Bareboat Hire of the Rig which is not the subject of a Total Loss;

(e)	there is one charter (which is the Charter under which no Charter Date of Acceptance has occurred) (the Remaining Charter);

(f)	there is one Rig (which is the Rig not the subject of a Total Loss) (the Remaining Rig);

(g)	all Total Loss Proceeds shall be applied to repay the Combined Facility, the Combined Facility Limit shall be deemed reduced by an amount equal to the Total Loss Proceeds and the Combined Commitments shall be deemed reduced by an amount equal to the Total Loss Proceeds;

(h)	the Remaining Rig shall be delivered under the Remaining Charter;

(i)	each other reference to “Rig A” or “Rig B” and “A Facility” or “B Facility” (whether used as defined terms or within defined terms) shall, where necessary, be read and construed accordingly; and

(j)	the Facility Agent and the Bank Agent shall be entitled to make such amendments to the Documents and/or require such additional documents as they see fit (acting reasonably) in order to preserve the economic terms and security position contemplated by the Documents.

6.1.3	If at any time after the Charter Date of Acceptance has occurred in respect of both Rigs:

(a)	there is a Total Loss of Rig A, notwithstanding anything to the contrary in the Documents, the Total Loss Proceeds in respect of Rig A shall be applied in accordance with clause 6.5.1 of the Project Loan Agreement but with any repayment of principal to be applied first in or towards repayment of the Rig B Loan and any excess Total Loss Proceeds will then be used to prepay the remaining Rig A Loan outstanding; and/or

(b)	there is a Total Loss of Rig B, notwithstanding anything to the contrary in the Documents, the Total Loss Proceeds in respect of Rig B shall be applied in accordance with clause 6.5.1 of the Project Loan Agreement but with any repayment of principal to be applied first in or towards repayment of the Rig A Loan and any excess Total Loss Proceeds will then be used to prepay the remaining Rig B Loan outstanding.

7	Miscellaneous

7.1	Counterparts

This Deed may be entered into in the form of two or more counterparts, each executed by one or more of the parties hereto, and, provided all the parties hereto shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, shall constitute one instrument.

7.2	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Deed shall be in the English language or shall be accompanied by a certified English translation upon which the recipient shall be entitled to rely.

7.3	Severability of provisions

Each of the provisions of this Deed is severable and distinct from the others and if at any time one or more of those provisions is or becomes invalid, illegal or unenforceable under the laws of any jurisdiction neither the validity, legality and enforceability of the remaining provisions of this Deed nor the validity, legality and enforceability of those provisions in any other jurisdiction shall in any way be affected or impaired thereby.

8	Law and jurisdiction

8.1	Law

This Deed and all non-contractual obligations in connection with it are governed by, and shall be construed in accordance with, the laws of England and Wales.

8.2	Submission to jurisdiction

Each of the Security Parties (as defined in the Project Loan Agreement) and the Security Parties (as defined in the Bank Loan Agreement) agree for the benefit of the Beneficiaries and the Bank Beneficiaries that:

8.2.1	if it has any claim against any other party arising out of or in connection with this Deed such claim shall (subject to clause 8.2.3) be referred to the High Court of Justice in England, to the jurisdiction of which it irrevocably submits;

8.2.2	the jurisdiction of the High Court of Justice in England over any such claim against the Beneficiaries or the Bank Beneficiaries or any of them shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

8.2.3

nothing in this clause 8.2 shall limit the right of the Beneficiaries or the Bank Beneficiaries to refer any such claim against the Security Parties (as defined in the Project Loan Agreement) and the Security Parties (as defined in the Bank Loan Agreement) to any other court of competent jurisdiction outside England, to the jurisdiction of which the Security Parties (as defined in the Project Loan Agreement) and the Security Parties (as defined in the Bank Loan

Agreement) hereby irrevocably agree to submit, nor shall the taking of proceedings by the Beneficiaries or the Bank Beneficiaries before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

8.3	Agent for service of process

8.3.1	Each of the Security Parties (as defined in the Project Loan Agreement), the Bank Borrower, Becrux, Centaurus and Mimosa Finance irrevocably designates, appoints and empowers:

(a)	in the case of the Security Parties (as defined in the Project Loan Agreement), Becrux and Centaurus, Messrs Berwin Leighton Paisner at its principal place of business in England from time to time (at present Adelaide House, London Bridge, London EC4R 9HA) Attention: N J Davies; and

(b)	in the case of Mimosa Finance and the Bank Borrower, Norose Notices Limited at the address of its principal place of business in England for the time being (presently of 3 More London Riverside, London SE1 2AQ) attention: Partnership Office Manager, reference PTV/LN29757, to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Deed.

8.3.2	Each of the Security Parties (as defined in the Project Loan Agreement), the Bank Borrower, Becrux, Centaurus and Mimosa Finance agree that it will at all times continuously maintain an agent to receive service of process in England on its behalf and on behalf of its property with respect to this Deed and if, for any reason, such agent named above or its successor shall no longer serve as agent of it to receive service of process in England, it shall promptly appoint a successor in England and advise the Facility Agent, Bank Agent, Security Trustee and Bank Trustee thereof.

IN WITNESS whereof this Deed has been duly executed as a deed and delivered the day and year first above written.

Schedule 1

Conditions Precedent

Part A

1	Constitutive Documents and corporate authorities

In respect of each of the Project Borrower, the Parent Sponsor, the Sponsor, the Rig Owners and Constellation:

(a)	a copy certified by a duly authorised officer of the relevant person to be a true, complete and up-to-date copy, of the Constitutive Documents (in the case of the Sponsor and Parent Sponsor, with evidence of registration of the same with the Board of Trade and publication in accordance with Articles 135 and 142 of the Corporations Law of Brazil) of that person together with a certified extract from the commercial register or, as the case may be, a certificate of good standing in respect of that person;

(b)	a copy, certified by a duly authorised officer of the relevant person to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors or governors or managing partner (or of a committee of the board of directors or governors or managing partner) and/or the resolutions of the shareholders, if required of that person (in the case of the Sponsor and Parent Sponsor, with evidence of registration of the same with the Board of Trade and publication in accordance with Articles 135 and 142 of the Corporations Law of Brazil):

(i)	approving the entering into by the relevant person of the transaction as constituted by the rights and obligations of the relevant person under the Relevant Documents to which that person is (or is to be) party;

(ii)	authorising the execution by that person of such of this Deed and the other Relevant Documents to which such person is party; and

(iii)	authorising an individual or individuals to sign and deliver on behalf of that person such of this Deed and the other Relevant Documents to which such person is party;

(c)	a copy certified by a duly authorised officer of that person to be a true copy, and as being in full force and effect and not revoked or withdrawn, of any power of attorney issued by that person pursuant to the said resolutions;

(d)	a certificate of incumbency; and

(e)	in the case of the Sponsor and Parent Sponsor, a valid certificate issued by the court distributor with jurisdiction over the place of business of the Sponsor and Parent Sponsor attesting the inexistence of bankruptcy and/or judicial recuperation claims filed by or against them.

2	Authorisations and approvals

(a)	Evidence satisfactory to the Agents (in the form of a confirmatory certificate from each of the parties referred to in paragraph 1 above) that all Authorisations necessary for any matter or thing contemplated by the Relevant Documents (in each case to which the applicable Security Party is a party) and for the legality, validity, enforceability, priority, admissibility in evidence and effectiveness thereof, at the time the same are required, have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of any necessary arrangements effecting any future Authorisations, registrations and filings, that arrangements which are satisfactory to the Facility Agent have been made for the effecting of the same within any applicable time limit);

(b)	Evidence satisfactory to the Agents in the form of a confirmatory certificate from each of the parties referred to in paragraph 1 above that any Authorisations which may be required for the due execution and performance of any Security Party of any Relevant Document to which it is party at the time the same are required have been obtained and are in full force and effect.

3	Transaction Documents

(a)	An original counterpart of each Relevant Document duly executed and delivered by each Security Party which is party thereto as well as all evidence that notices, acknowledgements, authorisations, invoices and certificates required thereunder have been duly executed and delivered.

(b)	A certificate from each Security Party confirming that each of the Project Documents and the other Transaction Documents (other than this Deed and the Security Documents) to which it is a party which have then been executed, remain unamended and in full force and effect (save for Permitted Amendments previously disclosed in writing to the Agents).

4	Legal opinions

Legal opinions in form and content satisfactory to the Lenders from:

(a)	Norton Rose LLP, Netherlands counsel to the Lenders in relation to, inter alia, the Project Borrower;

(b)	Maples and Calder, British Virgin Island counsel to the Lenders, in relation to, inter alia, the Rig Owners and Constellation;

(c)	Basch and Rameh, Brazilian counsel to the Lenders, in relation to, inter alia, (i) the Sponsor and the Parent Sponsor, and (ii) the delivery and operation of Rig A under the Rig B Charter and Rig B Services Agreement and Rig B under the Rig A Charter and Rig A Services Agreement, and receipt of the opinion referred to in this sub-paragraph (ii) is acknowledged;

(d)	Norton Rose LLP, English counsel to the Lenders, in relation to, inter alia, the Relevant Documents; and

(e)	Patton, Moreno & Asvat, Panamanian counsel to the Lenders, in relation to the Amendment to the Rig A Mortgage and the Amendment to the Rig B Mortgage.

5	Accounts and financial information

Evidence acceptable to the Agents that all fees then due to the Arranger, the Facility Agent and the Security Trustee and any applicable commitment commission then due have been paid in full or, as the case may be, arrangements satisfactory to the Agents for the payment of such fees have been put in place.

6	Process Agents

Evidence of the acceptance of appointment by each service of process agent appointed or required to be appointed under the Relevant Documents.

7	Technical Advisor

Written confirmation from the Technical Adviser that (i) the specification of Rig A (as set out in the Rig A Construction Contract) meets the specification for the rig in the Rig B Charter and the Rig B Services Agreement, and (ii) the specification of Rig B (as set out in the Rig B Construction Contract) meets the specification for the rig in the Rig A Charter and the Rig A Services Agreement, receipt of which is acknowledged.

Part B

1	Constitutive Documents and corporate authorities

In respect of each of the Bank Borrower, Mimosa Finance, the Project Borrower, the Rig Owners, Centaurus and Becrux:

(a)	a copy certified by a duly authorised officer of the relevant person to be a true, complete and up-to-date copy, of the Constitutive Documents of that person together with a certified extract from the commercial register or, as the case may be, a certificate of good standing in respect of that person;

(b)	a copy, certified by a duly authorised officer of the relevant person to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors or governors or managing partner (or of a committee of the board of directors or governors or managing partners) of that person:

(i)	approving the entering into by the relevant person of the transaction as constituted by the rights and obligations of the relevant person under the Relevant Documents to which that person is (or is to be) party;

(ii)	authorising the execution by that person of such of this Deed and the other Relevant Documents to which such person is party; and

(iii)	authorising an individual or individuals to sign and deliver on behalf of that person such of this Deed and the other Relevant Documents to which such person is party;

(c)	a copy certified by a duly authorised officer of that person to be a true copy, and as being in full force and effect and not revoked or withdrawn, of any power of attorney issued by that person pursuant to the said resolutions; and

(d)	a certificate of incumbency.

2	Authorisations and approvals

(a)	Evidence satisfactory to the Agents (in the form of a confirmatory certificate from each of the parties referred to in paragraph 1 above) that all Authorisations necessary for any matter or thing contemplated by this Deed and the Bank Notices of Assignment (in each case to which the applicable Security Party is a party) and for the legality, validity, enforceability, priority, admissibility in evidence and effectiveness thereof, at the time the same are required, have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of any necessary arrangements effecting any future Authorisations, registrations and filings, that arrangements which are satisfactory to the Bank Agent have been made for the effecting of the same within any applicable time limit);

(b)	Evidence satisfactory to the Agents in the form of a confirmatory certificate from each of the parties referred to in paragraph 1 above that any Authorisations which may be required for the due execution and performance of any Security Party of any Relevant Document to which it is party at the time the same are required have been obtained and are in full force and effect.

3	Transaction Documents

(a)	An original counterpart of this Deed and each Bank Notice of Assignment duly executed and delivered by each Security Party which is party thereto as well as all evidence that notices, acknowledgements, authorisations, invoices and certificates required thereunder have been duly executed and delivered.

(b)	A certificate from each Security Party confirming that each of the Transaction Documents (other than this Deed and the Security Documents) to which it is a party which have then been executed, remain unamended and in full force and effect.

4	Legal opinions

Legal opinions in form and content satisfactory to the Banks from:

(a)	Norton Rose LLP, Netherlands counsel to the Banks in relation to, inter alia, the Bank Borrower, Mimosa Finance, the Project Borrower and Becrux;

(b)	Maples and Calder, British Virgin Island counsel to the Banks, in relation to, inter alia, the Rig Owners;

(c)	Basch and Rameh, Brazilian counsel to the Banks, in relation to, inter alia, this Deed;

(d)	Norton Rose LLP, English counsel to the Banks, in relation to, inter alia, this Deed;

(e)	Elvinger, Hoss & Prussen, Luxembourg counsel to the Banks, in relation to, inter alia, Centaurus; and

(f)	Patton, Moreno & Asvat, Panamanian counsel to the Banks, in relation to, inter alia, the Amendment to the Rig A Mortgage and the Amendment to the Rig B Mortgage.

5	Accounts and financial information

Evidence acceptable to the Agents that any applicable commitment commission or fees then due have been paid in full or, as the case may be, arrangements satisfactory to the Agents for the payment of such fees have been put in place.

6	Process Agents

Evidence of the acceptance of appointment by each service of process agent appointed or required to be appointed under this Deed.

Schedule 2

Project Effective Time Notice

From:	ING BANK N.V. (as Facility Agent)

To:	EIFFEL RIDGE GROUP C.V.
GOLD STAR EQUITIES LTD.
LONE STAR OFFSHORE LTD.
CONSTELLATION OVERSEAS LTD.
QUEIROZ GALVÃO ÓLEO E GÁS S.A.
QUEIROZ GALVÃO S.A.

Copy:	MIMOSA FINANCE C.V.
MIMOSA FINANCE B.V.
BECRUX B.V.
CENTAURUS S.à.r.l.

2009

Dear Sirs

Rig Swap Deed of Amendment dated 26 November 2009 in respect of a project loan agreement and bank loan agreement of up to US$810,167,850 (Deed)

The Facility Agent hereby gives notice that the Project Effective Time, for the purposes of the Deed, occurred at                      a.m./p.m. on              2009.

Capitalised terms used in this notice shall have the same meanings as are ascribed to them in the Deed (including terms defined or incorporated therein by reference to another document or agreement).

Yours faithfully

for and on behalf of ING Bank N.V. (as Facility Agent)

Schedule 3

Bank Effective Time Notice

From:	ING BANK N.V. (as Bank Agent)

To:	MIMOSA FINANCE C.V.
MIMOSA FINANCE B.V.
BECRUX B.V.
CENTAURUS S.à.r.l.

Copy:	EIFFEL RIDGE GROUP C.V.
GOLD STAR EQUITIES LTD.
LONE STAR OFFSHORE LTD.
CONSTELLATION OVERSEAS LTD.
QUEIROZ GALVÃO ÓLEO E GÁS S.A.
QUEIROZ GALVÃO S.A.

2009

Dear Sirs

Rig Swap Deed of Amendment dated 26 November 2009 in respect of a project loan agreement and bank loan agreement of up to US$810,167,850 (Deed)

The Bank hereby gives notice that the Bank Effective Time, for the purposes of the Deed, occurred at              a.m./p.m. on              2009.

Capitalised terms used in this notice shall have the same meanings as are ascribed to them in the Deed (including terms defined or incorporated therein by reference to another document or agreement).

Yours faithfully

for and on behalf of
ING Bank N.V. (as Bank Agent)

Schedule 4

Form of Charter Compensation Covenant

Private & Confidential

Dated	2009

QUEIROZ GALVÃO S.A.	(1)
as Covenantor

and

ESBELTO B.V.
as Security Trustee	(2)

and

ING BANK N.V.
as Facility Agent	(3)

RIG [—] CHARTER COMPENSATION

COVENANT

in relation to a Project Loan Agreement

of up to US$810,167,850 relating to two

semi-submersible drilling rigs

Contents

Clause		Page

1	Interpretation	32

2	Covenant	33

3	Payments and Taxes	34

4	Benefit of this Deed of Covenant	36

5	Notices and other matters	37

6	Law and jurisdiction	38

THIS DEED OF COVENANT is dated             , 2009, and made BETWEEN:

(1)	QUEIROZ GALVÃO S.A., a company incorporated under the laws of Brazil, registered under the Tax Roll number 02.538.798/0001-55 and its registered office at Av. Rio Branco, 156, room 3001-part, Rio de Janeiro, RJ, Brazil (the “Covenantor”);

in favour of

(2)	ESBELTO B.V., a company incorporated under the laws of The Netherlands of Amstelveenseweg 500, 1081 KL Amsterdam, The Netherlands, in its capacity as security trustee for and on behalf of itself and the other Beneficiaries (the “Security Trustee”); and

(3)	ING BANK N.V., a banking institution incorporated under the laws of The Netherlands acting for the purposes of this Deed of Covenant through its office at Bijlmerplein 888, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands in its capacity as facility agent (the “Facility Agent”).

WHEREAS:

(A)	by the Project Loan Agreement the Lenders have agreed to make the Facilities available to the Borrower to be used for the purposes of financing part of the Advance Bareboat Hire payable by the Borrower pursuant to the Bareboat Charters and to meet certain interest expenses;

(B)	by the Bareboat Charters, the Borrower has agreed to pay Advance Bareboat Hire for the purposes of financing the Project Costs incurred by the Rig Owners in connection with the Projects;

(C)	by the Pre-Completion Guarantee, the Covenantor, the Sponsor and Constellation have agreed to (amongst other things) make funds available as Equity to the Borrower to meet any Project Cost Over Run; and

(D)	the execution and delivery of this Deed of Covenant is a condition precedent to a Completion Date and release of the Pre-Completion Guarantee in relation to the relevant Facility.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

In this Deed of Covenant, unless the context otherwise requires or unless otherwise defined in this Deed of Covenant, words and expressions defined in the Project Loan Agreement shall have the same meaning where used in this Deed of Covenant and the rules of construction set out in clause 1.4 of the Project Loan Agreement shall apply (mutatis mutandis) in this Deed of Covenant as if each reference therein to “this Agreement” were a reference to this Deed of Covenant. The Covenantor acknowledges and confirms that it has received a copy of each of the Facility Documents and is aware of all of the provisions thereof.

1.2	Definitions

In this Deed of Covenant, unless the context otherwise requires:

“Obligors” means the Borrower and each of the Rig Owners, and “Obligor” means any of them;

“Project Loan Agreement” means the loan agreement dated 30 July 2007 (as amended and/or supplemented) and made between (i) Eiffel Ridge Group C.V., represented by Becrux B.V., its managing partner, as borrower, (ii) the companies and entities named in Schedule 1 thereof, as lenders, (iii) ING Bank N.V. as arranger, (iv) the Facility Agent, and (v) the Security Trustee in respect of a loan facility of up to $810,167,850; and

“Transferee” means any other person or institution to whom the Security Trustee or any Beneficiary assigns all or any part of its rights or benefits or, as the case may be, transfers all or any part of its rights, benefits and/or obligations under this Deed of Covenant in accordance with clause 4.1 hereof, clause 15.3 (Transfer) of the Project Loan Agreement and, in the case of the Security Trustee, clause 16.15 (Retirement of Agents) of the Project Loan Agreement.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed of Covenant.

1.4	Conflicts

This Deed of Covenant shall be read together with the Project Loan Agreement, the Deed of Proceeds and Priorities and the Co-ordination Deed but in the case of any conflict between any provision of this Deed of Covenant, on the one hand, and any provision of the Deed of Proceeds and Priorities or the Co-ordination Deed, on the other hand, the relevant provision of the Deed of Proceeds and Priorities or, as the case may be, the Co-ordination Deed shall prevail.

1.5	Facility Agent

The Covenantor acknowledges and agrees to the provisions of clause 16.23 of the Project Loan Agreement pursuant to which the Security Trustee has appointed the Facility Agent as its agent for the purposes of all and any requests, consents, instructions, directions, notices, demands or other communications which are to be given, made or issued by the Security Trustee under or pursuant to, inter alia, this Deed of Covenant.

1.6	Limitation on Liability

The maximum aggregate liability of the Covenantor at any time under clause 2.1 of this Deed of Covenant shall be limited to [—], being the maximum aggregate amount of (a) Charter Compensation, and (b) Mobilisation Costs in excess of Mobilisation Fees, in each case payable under the Rig [—] Charter at the date of this Deed.

1.7	Brazilian Civil Code

The Covenantor, being jointly and severally liable with the Borrower, hereby waives any benefits arising from articles 364, 827, 837 and 838 of the Brazilian Civil Code and acknowledges the rights of the Beneficiaries (or the rights of any assignee of any Beneficiary) to demand payment by the Covenantor of its credits, regardless of prior execution of the Borrower’s properties or claims of any existing contingent Deed of Covenant.

2	Covenant

2.1	The Covenantor unconditionally and irrevocably undertakes and agrees that if any Project Cost Over Run shall occur (being a type of Project Cost Over Run as set out in paragraph (d) or (e) of the definition of Project Cost Over Run) which has not previously been funded by way of Equity, it shall:

(a)	if and to the extent that the amount of that Project Cost Over Run is payable to the Charterer, it shall fund or cause to be funded by way of Equity and pay or cause to be paid that amount to the Project [ A/B ] Account and shall procure that the Security Party responsible for paying the amount of that Project Cost Over Run applies that funding to meet that Project Cost Over Run; and/or

(b)	to the extent that the amount of that Project Cost Over Run results in any reduction in Charter Rate, make good or cause to be made good that reduction by payment or causing payment of Equity to the Borrower direct to the Earnings [ A/B ] Account.

2.2	In respect of the type of Project Cost Over Run set out in paragraph (d) of the definition of Project Cost Over Run, such payment shall be made on the date upon which the Mobilisation Fees are due to be paid under the relevant Charter, and in respect of the type of Project Cost Over Run set out in paragraph (e) of the definition of Project Cost Over Run, such payment shall be made on:

(a)	in the case of a Project Cost Over Run referred to in clause 2.1(a), the date such payment is due under the Charter; and/or

(b)	in the case of a Project Cost Over Run referred to in clause 2.1(b), each date upon which the Charter Rate would have been paid under the relevant Charter, but for the Project Cost Over Run,

in each case calculated by reference to the Liquidated Damages actually received at that time.

3	Payments and Taxes

3.1	No set-off or counterclaim

All payments to be made by the Covenantor under this Deed of Covenant shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2 (Grossing up for Taxes), free and clear of any deductions or withholdings, in Dollars on the due date to the account referred to in this Deed of Covenant or such other account as the Security Trustee may stipulate in writing.

3.2	Grossing up for Taxes

3.2.1	All sums payable to the Security Trustee pursuant to or in connection with this Deed of Covenant shall be paid in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever save only as may be required by law.

3.2.2	If at any time the Covenantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Deed of Covenant for the account of the Security Trustee or any Beneficiary (or if the Facility Agent is required to make any such deduction or withholding from a payment to another Beneficiary) the sum due from the Covenantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Security Trustee or each applicable Beneficiary receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Covenantor shall indemnify the Security Trustee or each applicable Beneficiary against any losses or costs incurred by any of them by reason of any failure of the Covenantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Covenantor shall promptly deliver to the Facility Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

3.2.3	The Covenantor shall not be required to make any increased payment under this clause 3.2 if the requirement to make such payment arises solely as a consequence of:

(a)	the breach by any Beneficiary of its express obligations under the Project Loan Agreement or any of the Facility Documents; or

(b)	any assignment or transfer by any Beneficiary of its rights under the Project Loan Agreement or any Facility Document, or a change in its Facility Office other than an assignment, transfer or change:

(i)	permitted or required by the Project Loan Agreement (subject always to clause 15.8 (Facility Offices) of the Project Loan Agreement) or the relevant Facility Document;

(ii)	effected in order to reduce or mitigate any requirement to make any increased payment where such assignment, transfer or change is made with the agreement of the relevant Obligor (provided however that if the relevant Obligor withholds its consent to such proposed assignment, transfer or change, the Covenantor and the relevant Obligor shall be obliged to make the applicable deduction or withholding or other increased payment or to prepay the Loans in accordance with clauses 6.2 and 6.3 of the Project Loan Agreement or, as the case may be, the applicable provisions of the relevant Facility Document);

(iii)	effected pursuant to, or in accordance with, either or both of the Option Agreements; or

(iv)	following any request by any member of the Group or the Covenantor.

3.2.4	If any Beneficiary determines in its absolute discretion acting in good faith that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which the Covenantor has made an increased payment under this clause 3.2 that Beneficiary shall, provided always that the applicable Beneficiary has received all amounts which are then due and payable by the Covenantor and/or any other Security Party under any of the provisions of the Facility Documents, pay to the Covenantor (to the extent that the applicable Beneficiary can do so without prejudicing the amount of that benefit and the right of that Beneficiary to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as that Beneficiary shall determine in its absolute discretion (acting in good faith) will leave that Beneficiary in no better and no worse position than that Beneficiary would have been in if the deduction or withholding had not been required and that it retains no benefit as a result of the benefit of such deduction (such payment to be made on or prior to the date falling three (3) Banking Days after the date of such determination),

PROVIDED THAT:

(a)	the applicable Beneficiary shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit;

(b)	the applicable Beneficiary shall provide reasonable details of the basis of such determination but not be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

(c)	if the applicable Beneficiary has made a payment to the Covenantor pursuant to this clause 3.2.4 on account of any Tax benefit and it subsequently transpires that that Beneficiary did not receive that Tax benefit, or received a lesser Tax benefit, the Covenantor shall pay on demand to that Beneficiary such sum as that Beneficiary may determine as being necessary to restore the after-Tax position of that Beneficiary to that which it would have been had no adjustment under this proviso (c) been necessary; and

(d)	the applicable Beneficiary shall not be obliged to make any payment under this clause 3.2.4 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

3.3	Currency indemnity

If any sum due from the Covenantor under this Deed of Covenant or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable under this Deed of Covenant or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Covenantor, (b) obtaining an order or judgment in any court or other tribunal, or (c) enforcing any order or judgment given or made in relation to this Deed of Covenant, the Covenantor shall indemnify and hold harmless the Security Trustee and each of the Beneficiaries from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Security Trustee or the applicable Beneficiary may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Covenantor under this clause 3.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Deed of Covenant and the term “rate of exchange” includes any premium or discount and costs of exchange payable in connection with the purchase of the first currency with the second currency.

3.4	No limitation of liability

The Covenantor acknowledges that the limitation on the recourse of the Beneficiaries to the assets of the Borrower as set out in clause 22 of the Deed of Proceeds and Priorities affects neither the validity nor the amount of the obligations of the Borrower under the Facility Documents to which the Borrower is a party and that accordingly any sum which the Covenantor is required to pay to the Security Trustee pursuant to this Deed of Covenant or any of the other Facility Documents to which the Covenantor is party shall be without regard to the provisions of clause 22 of the Deed of Proceeds and Priorities and the Covenantor shall not assert that its liability to make any payment to the Security Trustee under this Deed of Covenant or any of the other Facility Documents to which it is party is reduced or modified by the operation of the provisions of clause 22 of the Deed of Proceeds and Priorities.

4	Benefit of this Deed of Covenant

4.1	Benefit and burden

This Deed of Covenant shall be binding upon the Covenantor and its successors in title and shall enure for the benefit of the Security Trustee and its successors in title for and on behalf of the Beneficiaries and any Transferee. The Covenantor expressly acknowledges and accepts the provisions of clauses 15 and 16 of the Project Loan Agreement and agrees that, subject always to clause 15.8 of the Project Loan Agreement which shall apply equally to any requirement for grossing up on the part of the Covenantor hereunder, (a) any person in favour of whom an assignment or a transfer is made in accordance with clause 15 of the Project Loan Agreement and (b) any successor security trustee appointed in accordance with clause 16.15 of the Project Loan Agreement, shall be entitled to the benefit of this Deed of Covenant.

4.2	Changes in constitution or reorganisation of Security Trustee and Beneficiaries

For the avoidance of doubt and without prejudice to the provisions of clause 4.1, this Deed of Covenant shall remain binding on the Covenantor notwithstanding any change in the constitution of the Security Trustee or the Beneficiaries or any of them or its or their absorption in, or amalgamation or merger with, or the acquisition of, all or part of its or their undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Deed of Covenant shall remain valid and effective in all respects in favour of any Transferee or other successor in title of the Security Trustee or the relevant Beneficiary in the same manner as if such Transferee or other successor in title had been named in this Deed of Covenant as a party instead of, or in addition to, the Security Trustee or the relevant Beneficiary.

4.3	No assignment by Guarantors

The Covenantor may not assign or transfer any of its rights or obligations under this Deed of Covenant to any person otherwise than with the prior written consent of the Security Trustee (acting on the instructions of all the Beneficiaries).

4.4	Disclosure of information

Any Beneficiary or the Security Trustee may disclose to a prospective Transferee or to any other person who may propose entering into contractual relations with the Beneficiaries or any of them or the Security Trustee in relation to the Project Loan Agreement, such information about the Covenantor as such Beneficiary or the Security Trustee shall consider appropriate, provided however that prior to any such disclosure such Beneficiary or the Security Trustee shall procure that such prospective Transferee gives an undertaking in a form and on terms reasonably acceptable to the Borrower and such Beneficiary or the Security Trustee to treat such information as confidential.

5	Notices and other matters

5.1	Notices

The provisions of clause 16 of the Deed of Proceeds and Priorities shall be incorporated by reference, mutatis mutandis, in this Deed of Covenant as if all references therein to “this Deed” were references to this Deed of Covenant. In addition, all notices, requests, demands or other communications under this Deed of Covenant shall be copied to the Facility Agent.

5.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Security Trustee, the Beneficiaries or any of them to exercise any power, right or remedy under this Deed of Covenant shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Trustee, the Beneficiaries or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Deed of Covenant are cumulative and are not exclusive of any remedies provided by law.

5.3	Other guarantors

The Covenantor agrees to be bound by this Deed of Covenant notwithstanding that any other person intended to execute or to be bound by any other Deed of Covenant or assurance under or pursuant to the Project Loan Agreement or any other Facility Document may not do so or may not be effectually bound and notwithstanding that such other Deed of Covenant or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Security Trustee or the Beneficiaries or any of them.

5.4	Losses, Indemnities and Costs

The Covenantor expressly acknowledges and agrees that its obligations and liabilities under or pursuant to clause 21 of the Deed of Proceeds and Priorities extend to this Deed of Covenant as if references to the “DPP Parties” were references to the “Guarantors”.

5.5	English translations

All certificates, instruments and other documents to be delivered under or supplied in connection with this Deed of Covenant shall be in the English language or shall be accompanied by a certified English translation upon which the Security Trustee shall be entitled to rely.

5.6	The Covenantor will obtain and undertake to maintain at its own expense any authorisation, permission or consent which may be required to enable the Beneficiaries to have the full benefit of this Deed of Covenant.

6	Release

6.1	Notwithstanding anything to the contrary contained in this Deed of Covenant or any other Facility Document, the Security Trustee shall, if so requested by and at the cost of the Covenantor, execute a release and discharge of the obligations and liabilities of the Covenantor under this Deed of Covenant upon the Security Trustee being satisfied (acting reasonably) that the Covenantor has fully and irrevocably satisfied and performed all of its obligations and liabilities (both present and future, actual or contingent) under this Deed of Covenant, in form and content reasonably acceptable to the Covenantor and the Security Trustee, provided that (a) nothing in this clause 6 shall operate to release or discharge the Covenantor in respect of any obligations, undertakings, duties or liabilities to the Security Trustee and the Beneficiaries under this Deed which became due prior to, and which remain outstanding on, the date of such release or discharge, and (b) the release of the Covenantor from its obligations under this Deed shall be without prejudice to the obligations of the Covenantor under any of the other Security Documents which remain unsatisfied at such time.

7	Law and jurisdiction

7.1	Law

This Deed of Covenant and all non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

7.2	Submission to jurisdiction

7.2.1	The Covenantor agrees for the benefit of the Security Trustee and the Beneficiaries that any legal action or proceedings arising out of or in connection with this Deed of Covenant against the Covenantor or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Messrs. Berwin Leighton Paisner at its principal place business in England (at present of Adelaide House, London Bridge, London EC4R 9HA, Attention: N. J. Davies) to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.

7.2.2	The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Trustee or the Beneficiaries to take proceedings against the Covenantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not. The Covenantor further agrees that only the courts of England and not those of any other country or state shall have jurisdiction to determine any claim that the Covenantor may have against the Security Trustee or the Beneficiaries arising out of or in connection with this Deed of Covenant.

7.2.3	The Covenantor agrees that it will at all times continuously maintain an agent to receive service of process in England on its behalf and on behalf of its property with respect to this Deed of Covenant and the other Transaction Documents and if, for any reason, such agent named above or its successor shall no longer serve as agent of the Covenantor to receive service of process in England, that the Covenantor shall promptly appoint a successor in England and advise the Security Trustee and the Beneficiaries thereof. It is understood that a copy of any process served as above will be promptly forwarded (if necessary) by first class prepaid air mail post to that Guarantor, but the failure of that Guarantor to receive such copy shall not affect in any way the service of such process on the said person as the agent of the Covenantor.

7.3	Rights of third parties

7.3.1	Unless expressly provided to the contrary in this Deed of Covenant, any person who is not a party to this Deed of Covenant shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce its terms.

7.3.2	Notwithstanding any term of this Deed of Covenant, the consent of any person who is not a party to this Deed of Covenant is not at any time required to rescind or amend this Deed of Covenant.

7.3.3	Subject always to the provisions of clause 16.18 of the Project Loan Agreement, each of the Beneficiaries shall have the right to enjoy and enforce the benefit of any term of this Deed of Covenant which is expressed to be for its benefit or expressly purports to confer a benefit on such person.

IN WITNESS whereof the parties to this Deed of Covenant have caused this Deed of Covenant to be duly executed and delivered as a deed on the date first above written.

EXECUTION PAGE: RIG [—] CHARTER COMPENSATION COVENANT

The Guarantors

EXECUTED as a DEED	)
by	)
its duly authorised attorney-in-fact	)
for and on behalf of	)
QUEIROZ GALVÃO S.A.	)
in the presence of:	)
Attorney-in-Fact

Witness:

Name:

Address:

Occupation:

EXECUTION PAGE: RIG [—] CHARTER COMPENSATION COVENANT

The Security Trustee

EXECUTED as a DEED	)
by	)
its duly appointed attorney-in-fact	)
for and on behalf of	)
ESBELTO B.V.	)
in the presence of:	)
Attorney-in-Fact

Witness:

Name:

Address:

Occupation:

The Facility Agent

EXECUTED as a DEED	)
by	)
its duly appointed attorney-in-fact	)
for and on behalf of	)
ING BANK N.V.	)
in the presence of:	)
Attorney-in-Fact

Witness:

Name:

Address:

Occupation:

Schedule 5

Financial Covenants

10	Financial Covenants

10.1	Definitions

In this clause 10:

“Consolidated Cash and Cash Equivalents and Marketable Securities” means, at any time (subject always to the proviso to this definition):

(a)	cash in hand or on deposit with any acceptable bank;

(b)	certificates of deposit, maturing within one year after the relevant date of calculation or payable on demand, issued by an acceptable bank;

(c)	any investment in marketable obligations issued or guaranteed by (i) the government of the United States of America or the U.K. or Brazil, (ii) an instrumentality or agency of the government of the United States of America or the U.K. or Brazil having an equivalent credit rating, (iii) the government of any other country having a credit rating equivalent to the government of the United States of America or the UK or Brazil, or (iv) an instrumentality of that government or agency of that government having an equivalent credit rating;

(d)	open market commercial paper:

(i)	for which a recognised trading market exists;

(ii)	issued in the United States of America, the U.K., Switzerland, Brazil or any country which has adopted the euro as its currency; and

(iii)	which (A) has a credit rating of either A-1 by Standard & Poor’s or Fitch IBCA or P-1 by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating, or (B) is issued in the international capital markets by any corporation organised under the laws of Brazil and rated, by reputable international rating agencies, equal to or higher than the foreign currency rating given to the Republic of Brazil, or (C) is issued by BGN (for so long as the Parent Sponsor retains ownership of the majority of the issued share capital of BGN (but not thereafter)) or any other Brazilian bank rated, by reputable international rating agencies, equal to or higher than the local currency rating given to the Republic of Brazil;

(e)	overnight investments in any investment portfolio rated, by reputable international rating agencies, equal to or higher than investment grade;

(f)	any other items listed as short term marketable securities in the balance sheet of that Undertaking Party; and

(g)	any other instruments, securities or investment approved by the Majority Lenders,

in each case, to which any Undertaking Party or any of its Subsidiaries is beneficially entitled at that time.

Provided however that:

(i)	an acceptable bank for this purpose is:

(A)	for so long as the Parent Sponsor retains ownership of the majority of the issued share capital of BGN (but not thereafter), BGN; or

(B)	a non-Brazilian commercial bank or trust company which has a rating of A or higher by Standard & Poor’s or Fitch IBCA or A2 or higher by Moody’s or a comparable rating from a nationally recognised credit rating agency for its long-term debt obligations or has been approved by the Majority Lenders; or

(C)	a Brazilian commercial bank or trust company which for foreign currency is rated, by reputable international rating agencies, equal to or higher than BB or which for domestic currency is rated, by reputable international rating agencies, equal to or higher than BBB; and

(ii)	if any of the items referred to in the foregoing provisions of this definition is not at any relevant time treated as cash or cash equivalents or short term marketable securities by Brazilian accounting principles then in force, that item shall for all purposes be excluded from the ambit of this definition;

“Consolidated EBITDA” means the consolidated net pre-taxation profits of the Undertaking Parties for a Financial Covenant Measurement Period in accordance with the applicable Accounting Principles, adjusted by:

(a)	adding back Consolidated Net Interest Payable;

(b)	excluding any exceptional or extraordinary item;

(c)	excluding any amount attributable to minority interests;

(d)	adding back depreciation and amortisation; and

(e)	excluding any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset by an Undertaking Party or any of its Subsidiaries during that Financial Covenant Measurement Period;

“Consolidated Interest Payable” means the aggregate amount (calculated on a consolidated basis) of all interest and other financing charges (whether, in each case, paid, payable or (other than interest on a facility which is capitalised during the applicable construction or conversion or development period of an asset being financed by that facility) capitalised) incurred by the Undertaking Parties and any of their Subsidiaries during a Financial Covenant Measurement Period including (without limitation) any net amounts payable (after giving effect to all netting-off provisions) under interest hedging contracts;

“Consolidated Interest Receivable” means the aggregate amount (calculated on a consolidated basis) of all interest and other financing charges received or receivable by the Undertaking Parties and any of their Subsidiaries during a Financial Covenant Measurement Period but excluding any amounts receivable under interest hedging contracts;

“Consolidated Net Interest Payable” means Consolidated Interest Payable less Consolidated Interest Receivable during the relevant Financial Covenant Measurement Period but excluding (for the avoidance of doubt) transactions between the Undertaking Parties intra se;

“Consolidated Tangible Net Worth” means at any time the aggregate of:

(a)	the amounts paid up or credited as paid up on the issued share capital of the Undertaking Parties and any of their Subsidiaries; and

(b)	the amount standing to the credit of the consolidated capital and revenue reserves of the Undertaking Parties and any of their Subsidiaries,

based on the latest annual audited or interim half-year unaudited consolidated balance sheet of the Undertaking Parties dated as at the applicable Financial Covenant Measurement Date (the “latest balance sheet”) but adjusted by, without double-counting:

(i)	adding any amount standing to the credit of the profit and loss account of the Undertaking Parties for the period ending on the date of the latest balance sheet to the extent not included in sub-paragraph (b) above;

(ii)	deducting any dividend or other distribution declared, recommended or made by the Undertaking Parties;

(iii)	to the extent not already deducted, deducting any amount standing to the debit of the profit and loss account of the Undertaking Parties for the period ending on the date of the latest balance sheet;

(iv)	deducting any amount attributable to goodwill or any other intangible asset;

(v)	deducting any amount attributable to an upward revaluation of assets after 31st December 2006 or, in the case of assets of a company which became a Subsidiary of an Undertaking Party after that date, the date on which that company became a Subsidiary of an Undertaking Party;

(vi)	reflecting any variation in the amount of the issued share capital of the Undertaking Parties and the consolidated capital and revenue reserves of the Undertaking Parties after the date of the latest balance sheet;

(vii)	reflecting any variation in the interest of the Undertaking Parties in any of its Subsidiaries since the date of the latest balance sheet;

(viii)	excluding any amount attributable to deferred taxation; and

(ix)	excluding any amount attributable to minority interests;

“Consolidated Total Borrowings” means, in respect of the Undertaking Parties, at any time, without double counting and determined on a consolidated basis with respect to the Undertaking Parties and all of their respective Subsidiaries, the aggregate of the following:

(a)	borrowed money;

(b)	the outstanding principal amount of any bonds, notes, debentures, loan stock, commercial paper, acceptance credits, bills or promissory notes or other similar instruments drawn, accepted, issued or endorsed by the Undertaking Parties or either of them or any of their Subsidiaries;

(c)	any credit provided to the Undertaking Parties or either of them or any of their Subsidiaries by a supplier of goods and/or services under any instalment purchase or other similar arrangement with respect to goods and/or services but excluding trade accounts that are payable in the ordinary course of business in accordance with agreed deferred payment terms;

(d)	non-contingent obligations of the Undertaking Parties or either of them or any of their Subsidiaries to reimburse any other person with respect to amounts paid under a letter of credit or other similar instrument but excluding any letter of credit issued with respect to trade accounts that are payable in the ordinary course of business in accordance with agreed deferred payment terms;

(e)	obligations (calculated, as of any time, on a mark to market basis at that time) of the Undertaking Parties or either of them or any of their Subsidiaries pursuant to Derivative Contracts;

(f)	any premium payable on a redemption or replacement of any Derivative Contract by the Undertaking Parties or either of them or any of their Subsidiaries;

(g)	amounts raised under any other transaction of the Undertaking Parties or either of them or any of their Subsidiaries having the financial effect of a borrowing and which would be classified as a borrowing (and not as an off-balance sheet financing) under applicable Accounting Principles including (without limitation) under leases or similar arrangements entered into primarily as a means of financing the acquisition of the asset leased; and

(h)	the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a) - (g) above which is the subject of a guarantee, indemnity or similar assurance of financial obligations given by the Undertaking Parties or either of them or any of their Subsidiaries;

“Development Debt” means, in respect of the Undertaking Parties, at any time, without double counting and determined on a consolidated basis with respect to the Undertaking Parties and all of their respective Subsidiaries, the aggregate of the amounts referred to in paragraphs (a) to (h) (inclusive) of the definition of “Consolidated Total Borrowings”, to the extent that such amounts are invested in any Qualifying Investment;

“Exchange Rate” means, as the context requires:

(a)	in relation to any amount which is to be converted into, or out of, Dollars on any date, the transaction rate for Dollars offered in the commercial rate exchange market (mercado de cambio de taxas livres) on such date, as such rates are published by SISBACEN; or

(b)	in relation to any amount which is to be converted into, or out of, Brazilian Real on any date, the transaction rate for Brazilian Real offered in the commercial rate exchange market (mercado de cambio de taxas livres) on such date, as such rates are published by SISBACEN;

“Financial Covenant Measurement Date” means 30 June and 31 December in each year until this Deed is released in accordance with clause 16.22 of the Project Loan Agreement;

“Financial Covenant Measurement Period” in relation to any Financial Covenant Measurement Date falling on 30 June, means the twelve month period commencing on 1 July in the preceding year up to and including that Financial Covenant Measurement Date and, in relation to any Financial Covenant Measurement Date falling on 31 December, means the twelve month period commencing on 1 January in that year up to and including that Financial Covenant Measurement Date;

“Interest Cover Ratio” means the ratio of Consolidated EBITDA to Consolidated Interest Payable;

“Investment Period” means, in relation to an Undertaking Party, the period commencing on the date that Undertaking Party first invests in a Qualifying Investment and terminating on the date production is commenced from the relevant field;

“Leverage Ratio” means the ratio of Consolidated Total Borrowings to Consolidated EBITDA;

“Original Financial Statements” means the annual published audited financial statements (including balance sheet and profit and loss accounts) of each of the Undertaking Parties for the year ending on 31 December 2006, and the audited combined financial statements of the Undertaking Parties based thereon provided to the Agents pursuant to part 1 of schedule 3 to the Project Loan Agreement and for the purposes only of testing the covenants in clauses 10.3 to 10.6 and issuing the Compliance Certificate required pursuant to paragraph 4 of part 2 of schedule 3 to the Project Loan Agreement or, as the case may be, paragraph 5 of part 3 of schedule 3 to the Project Loan Agreement, shall include the unaudited financial statements (including balance sheet and profit and loss accounts) of each of the Undertaking Parties for the half year ended on 30 June 2006 and the unaudited combined financial statements of the Undertaking Parties based thereon; and

“Qualifying Investment” means, in relation to an Undertaking Party, the investment in the development of an oil and/or gas field.

10.2	Interpretation

10.2.1	Except as provided to the contrary in this Deed, an accounting term used in this clause 10 is to be construed in accordance with the Accounting Principles applied in connection with the Original Financial Statements.

10.2.2	Any amount in a currency other than Dollars, is to be taken into account at its Dollar equivalent calculated on the basis of the Exchange Rate.

10.2.3	No item must be credited or deducted more than once in any calculation under this clause 10.

10.3	Consolidated Tangible Net Worth

Each of the Undertaking Parties undertakes with the Security Trustee that, from the date of this Deed and so long as any moneys are owing under the Project Loan Agreement or any of the Facility Documents or any Commitment is in force, it will ensure that its Consolidated Tangible Net Worth is not at any time less than two hundred and fifty million Dollars (US$250,000,000).

10.4	Leverage Ratio

Each of the Undertaking Parties undertakes with the Security Trustee that, from the date of this Deed and so long as any moneys are owing under the Project Loan Agreement or any of the Facility Documents or any Commitment is in force, it will ensure that, subject to the proviso to this clause 10.4, the Leverage Ratio does not exceed:

10.4.1	at the end of each Financial Covenant Measurement Period ending between 1 January, 2007, and 31 December, 2008, inclusive, 3.5:1; and

10.4.2	at the end of each Financial Covenant Measurement Period ending between 1 January, 2009, and 31 December, 2009, inclusive, 10.6:1; and

10.4.3	at the end of each Financial Covenant Measurement Period ending between 1 January 2010 and 30 June 2010, inclusive, 7.25:1; and

10.4.4	at the end of each Financial Covenant Measurement Period ending between 1 July 2010 and 31 December 2010, inclusive, 5.35:1; and

10.4.5	at the end of each Financial Covenant Measurement Period ending between 1 January 2011 and 30 June 2011, inclusive, 5.2:1; and

10.4.6	at the end of each Financial Covenant Measurement Period ending between 1 July 2011 and 31 December 2011, inclusive, 4.3:1; and

10.4.7	at the end of each Financial Covenant Measurement Period ending between 1 January 2012 and 30 June 2012, inclusive, 3.35:1; and

10.4.8	at the end of each Financial Covenant Measurement Period ending between 1 July 2012 and 31 December 2012, inclusive, 3.0:1; and

10.4.9	at the end of each Financial Covenant Measurement Period ending after 1 January, 2013, 3.0:1,

provided that, at any time during any Investment Period and for the period of twelve (12) months commencing on the last day of that Investment Period (such Investment Period and twelve (12) months together the Development Period), each of the Undertaking Parties undertakes with the Security Trustee that it will ensure that:

(a)	the Leverage Ratio, calculated on the basis that Consolidated Total Borrowings excludes any Development Debt, will not at any time exceed the ratio specified in the foregoing provisions of this clause 10.4 in respect of that time; and

(b)	the Leverage Ratio, calculated on the basis that Consolidated Total Borrowings includes all Development Debt, will not exceed:

(i)	in the case of any time falling within a Development Period ending on or prior to 31 December, 2009, the ratio specified in the foregoing provisions of this clause 10.4 in respect of that time; and

(ii)	at any time thereafter, the ratio specified in the foregoing provisions of this clause 10.4 in respect of that time plus 0.50.

10.5	Interest Cover Ratio

Each of the Undertaking Parties undertakes with the Security Trustee that, from the date of this Deed and for so long as any moneys are owing under the Project Loan Agreement or any of the Facility Documents or any Commitment is in force, it will ensure that, subject to the proviso to this clause 10.5, the Interest Cover Ratio is greater than:

10.5.1	at the end of each Financial Covenant Measurement Period ending between 1 January, 2007, and 31 December, 2008, inclusive, 3.00:1; and

10.5.2	at the end of each Financial Covenant Measurement Period ending between 1 January, 2009 and 31 December, 2009, inclusive, 2.75:1;

10.5.3	at the end of each Financial Covenant Measurement Period ending between 1 January, 2010, and 30 June, 2010, inclusive, 3.25:1; and

10.5.4	at the end of each Financial Covenant Measurement Period ending between 1 July 2010 and 31 December 2010, inclusive, 3.25:1; and

10.5.5	at the end of each Financial Covenant Measurement Period ending between 1 January 2011 and 30 June 2011, inclusive, 3.5:1: and

10.5.6	at the end of each Financial Covenant Measurement Period ending between 1 July 2011 and 31 December 2011, inclusive, 3.75:1; and

10.5.7	at the end of each Financial Covenant Measurement Period ending between 1 January 2012 and 30 June 2012, inclusive, 3.75:1; and

10.5.8	at the end of each Financial Covenant Measurement Period ending between 1 July 2012 and 31 December 2012, inclusive, 3.75:1; and

10.5.9	at the end of each Financial Covenant Measurement Period ending after 1 January, 2013, 3.75:1,

provided that, at any time during any Investment Period and for the period of twelve (12) months commencing on the last day of that Investment Period (such Investment Period and twelve (12) months together the Development Period), each of the Undertaking Parties undertakes with the Security Trustee that it will ensure that:

(a)	the Interest Cover Ratio, calculated on the basis that Consolidated Interest Payable excludes any of the amounts referred to in the definition of that term which relate to Development Debt, shall at any time be greater than the ratio specified in the foregoing provisions of this clause 10.5 in respect of that time; and

(b)	the Interest Cover Ratio, calculated on the basis that Consolidated Interest Payable does include all amounts referred to in the definition of that term which relate to Development Debt, shall be greater than:

(i)	in the case of any time falling within a Development Period ending on or prior to 31 December, 2009, the ratio specified in the foregoing provisions of this clause 10.5 in respect of that time;

(ii)	in the case of any time falling within a Development Period ending on or after 1 January, 2010 and on or before 31 December, 2010, the ratio specified in the foregoing provisions of this clause 10.5 in respect of that time minus 0.25; and

(iii)	in the case of any time falling within a Development Period ending thereafter, the ratio specified in the foregoing provisions of this clause 10.5 in respect of that time minus 0.75.

10.6	Consolidated Cash and Cash Equivalents and Marketable Securities

Each of the Undertaking Parties undertakes with the Security Trustee that, from the date of this Deed and for so long as any moneys are owing under the Project Loan Agreement or any of the Facility Documents or any Commitment is in force, it will ensure that the Consolidated Cash and Cash Equivalents and Marketable Securities is equal to or greater than:

10.6.1	at the end of each Financial Covenant Measurement Period ending between 1 January, 2007, and 31 December, 2008, inclusive, fifty million Brazilian Real (R$50,000,000);

10.6.2	at the end of each Financial Covenant Measurement Period ending between 17 January, 2009, and 31 December, 2009, inclusive, seventy million Brazilian Real (R$70,000,000), and

10.6.3	at the end of each Financial Covenant Measurement Period ending after 1 January, 2010, eighty million Brazilian Real (R$80,000,000).

10.7	Compliance Certificates

For the purposes of ascertaining compliance with the provisions of clauses 10.1 to 10.6 (inclusive) above during the period of this Deed, each of the Undertaking Parties further undertakes to issue and deliver to the Security Trustee a Compliance Certificate in the form or substantially in the form of schedule 1 to this Deed stating (inter alia) that, as at the date of its latest consolidated financial statements (including balance sheet and profit and loss accounts) (and audited in the case of the annual consolidated financial statements and unaudited in the case of the consolidated financial statements in respect of each half year ending on 30 June) prepared and delivered in accordance with clause 14.1 of the Deed of Proceeds and Priorities (or, as the case may be, the period ended on that date) the Undertaking Parties were in compliance with the Consolidated Tangible Net Worth covenant, the Leverage Ratio covenant, the Interest Cover Ratio covenant and the Consolidated Cash and Cash Equivalent covenant each set out in clauses 10.3, 10.4, 10.5 and 10.6 above (or if it was not in compliance indicating the extent of the breach and the steps intended to be taken to remedy the same) which Compliance Certificate shall be attached to such latest consolidated financial statements (including balance sheet and profit and loss accounts) (and audited in the case of the annual consolidated financial statements and unaudited in the case of the consolidated financial statements in respect of each half year ending on 30 June) prepared and delivered pursuant to clause 14.1 of the Deed of Proceeds and Priorities in respect of the financial period to which such certificate relates and shall annex all other information and data used by the Undertaking Parties in ascertaining compliance, or otherwise, with such Consolidated Tangible Net Worth covenant, Leverage Ratio covenant, Interest Cover Ratio covenant and Consolidated Cash and Cash Equivalent covenant set out in clauses 10.3, 10.4, 10.5 and 10.6 above in sufficient detail to enable the Security Trustee to verify the relevant calculations.

Schedule 6

Form of Compliance Certificate

To:	ING Bank Nederland N.V.
c/o Location Code HE 03.02
Bijlmerplein 888
P.O. Box 1800
1000 BV Amsterdam
The Netherlands
(as security trustee for and on behalf of itself and the Beneficiaries)

Attention:	[—]

Dear Sirs

Project Loan Agreement relating to two semi-submersible drilling rigs in an amount of up to $810,167,850

We refer to a loan agreement dated 30 July 2007 as amended and supplemented from time to time (the “Project Loan Agreement”) made between Eiffel Ridge Group C.V. as borrower (the “Borrower”), ING Bank N.V. as arranger, ING Bank N.V. as facility agent (the “Facility Agent”), ING Bank Nederland N.V. as security trustee (the “Security Trustee”) and the companies and entities listed in Schedule 1 thereto and any transferee of any such company and entity and any transferee of any such transferee (the “Lenders”) whereby the Lenders have agreed to make available to the Borrower a loan facility of up to eight hundred and ten million one hundred and sixty seven thousand eight hundred and fifty Dollars ($810,167,850), for the purpose of financing part of the Advance Bareboat Hire payable by the Borrower pursuant to the Bareboat Charters and to meet certain interest expenses.

We refer also to a deed of undertaking dated 30 July 2007 as amended and supplemented from time to time (the “Deed of Undertaking”) made between Queiroz Galvão Óleo e Gás S.A. and Constellation Overseas Ltd. jointly and severally as undertaking parties (the “Undertaking Parties”), the Facility Agent and the Security Trustee, pursuant to which each Undertaking Party gives certain covenants and undertakings to the Beneficiaries or any of them.

1	Words and expressions defined in the Deed of Undertaking (including words defined by reference to the Project Loan Agreement) have, unless otherwise defined in this Compliance Certificate, the same meanings when used in this Compliance Certificate as they do in the Deed of Undertaking (or, as the case may be, the Project Loan Agreement).

2	We hereby attach [half yearly unaudited consolidated financial statements (including balance sheet and profit and loss accounts) for the period ending on 30 June [—] [specify date]] [and annual audited consolidated financial statements (including balance sheet and profit and loss accounts) for the period ending on 31 December [specify date]] together with such information and data as we have used in calculating whether we are in compliance with the financial covenants and ratios set out in clause 10 of the Deed of Undertaking. We further certify that (a) such financial statements give a true and fair view of the consolidated financial condition of the Undertaking Parties as at the end of the period to which those financial statements relate and of the consolidated results of the operations of the Undertaking Parties during that period and (b) such information and data is accurate and complete.

3	We hereby further certify that, as at [specify date] or, as the case may be, for the year ended on that date:

(a)	the required minimum Consolidated Tangible Net Worth under clause 10.3 of the Deed of Undertaking is US$250,000,000,

(i)	issued share capital of the Undertaking Parties was [—];

(ii)	the Undertaking Parties’ consolidated capital and revenue reserves were [—];

(iii)	amounts standing to the credit of the profit and loss account and any amounts standing to the debit of the profit and loss account (both of which to the extent not already accounted for in (ii) above) were [—];

(iv)	dividends or distributions declared or recommended (to the extent not already deducted in (ii) above) were [—];

(v)	intangible assets of the Undertaking Parties were [—];

(vi)	amounts attributable to upward revaluations of assets after 31 December 200[6] or subsequent to the acquisition of any subsidiaries were [—];

(vii)	variations in the issued share capital and consolidated capital and revenue reserves after the date of the latest balance sheet were [—], and

(viii)	variations in the interest of the Undertaking Parties in any member of the Sponsor Group after the date of the latest balance sheet were [—],

and therefore the actual Consolidated Tangible Net Worth was [—];

(b)	the required minimum Interest Cover Ratio under clause 10.5 of the Deed of Undertaking is [—:1],

(i)	consolidated net pre-taxation profits were [—];

(ii)	Consolidated Interest Payable was [—];

(iii)	Consolidated Interest Receivable was [—];

(iv)	Consolidated Net Interest Payable was [—];

(v)	exceptional or extraordinary items were [—];

(vi)	the amount attributable to minority interests was [—];

(vii)	depreciation and amortisation was [—];

(viii)	revaluations of assets and/or losses or gains over book value arising on disposals of assets by any member of the Sponsor Group during the Financial Covenant Measurement Period was [—];

(ix)	Consolidated EBITDA was [—];

(x)	Development Debt was [—];

(xi)	interest and financing charges payable in relation to Development Debt was [—];

and therefore the actual Interest Cover Ratio, excluding interest and financing charges relating to Development Debt was [—:1], and including such interest and charges was [—:1]; and

(c)	the required maximum Leverage Ratio under clause 10.4 of the Deed of Undertaking is [—:1],

Consolidated Total Borrowings were [—],

Consolidated EBITDA was [—],

Development Debt was [—];

and therefore the actual Leverage Ratio, excluding Development Debt was [—:1] and including Development Debt was [—:1];

(d)	the required minimum Consolidated Cash and Cash Equivalents and Marketable Securities under clause 10.6 of the Deed of Undertaking is R$[—], and actual Consolidated Cash and Cash Equivalents and Marketable Securities was [—],

in each case calculated in accordance with the terms of clause 10.2 of the Deed of Undertaking.

Yours faithfully

(Director)
for and on behalf of
QUEIROZ GALVÃO ÓLEO E GÁS S.A.
Date:

(Director)
for and on behalf of
CONSTELLATION OVERSEAS LTD.
Date:

Schedule 7

Part A

Form of Borrower Notice of Assignment in respect of the Charter - Rig Swap

To:	Petróleo Brasileiro S.A. - Petrobrás
Executive Management, Exploration and Production Services
Sectioral Contract Management E&P - SERV/CNTR
Avenida República do Chile, 65-room 1102
Rio de Janeiro - RJ
Brazil

Fax: 55-21-3224-2537
Attention: General Manager

Copy:	Esbelto B.V.
c/o ING Bank N.V.
Bijlmerplein 888
P.O. Box 1800
1000 BV Amsterdam
The Netherlands
(in its capacity as security trustee on behalf of itself and the other Beneficiaries) (the “Assignee”)

Re: [            ] semi submersible drilling rig named [            ] Star (“the [            ] Star Rig”)

1	We refer to:

(a)	the charter party for the chartering of a rig contract number [ ] dated [ ] July 2006 and made between Eiffel Ridge Group C.V. as Contractor (“Contractor”) and you as charterer (herein referred to as the “Rig [ ] Charter”);

(b)	the notice of assignment dated 15 August 2007 relating to the chartering of a rig with contract number [ ] dated [ ] July 2006 and made between the Contractor and you as the Charterer (herein referred to as the “Rig [ ] Charter”), whereby the Contractor gave you notice that the receivables under the Rig [ ] Charter have been assigned in favour of the Assignee;

(c)	[the notice of assignment dated 22 October 2009 relating to the Rig A Charter given by the Contractor to you whereby the Contractor gave you further notice that the receivables under the Rig A Charter have been assigned in favour of the Assignee][Rig B/Rig A Charter only];

(d)	the notice of mortgage over the semi-submersible drilling rig [ ] Star (the “[ ] Star Rig”) dated [ ] given by [ ] to you, whereby [ ] gave you notice of the mortgage over the [ ] Star Rig in favour of the Assignee;

(e)	the notice of mortgage over the semi-submersible drilling rig [ ] Star Rig dated [ ] given by [ ] to you, whereby [ ] gave you notice of the mortgage over the [ ] Star Rig in favour of the Assignee; and

(f)	the notice of transfer of security trustee role dated 30 December 2008, whereby ING Bank Nederland N.V. gave you notice that it had transferred its role as Assignee to Esbelto B.V.,

(together, the “Notices”).

2	We hereby give you notice that notwithstanding anything to the contrary in the Notices, Eiffel Ridge Group C.V. intends to deliver the [ ] Star Rig to you under and pursuant to the terms of the Rig [ ] Charter.

3	We hereby give you notice that, until the Assignee notifies you to the contrary in writing (with which notification you are hereby irrevocably authorised and instructed to comply) you are irrevocably authorised and instructed to pay all amounts payable to us as Contractor under and pursuant to the Rig [ ] Charter to the account number 001-1-643293 with JP MORGAN CHASE BANK, New York, swift code CHAS US 33, in the name of ING BANK N.V., swift code INGB NL 2A, for further credit to account number 02.00.34.[ ] in the name of the Contractor and [ ] (IBAN: [ ]) designated “Eiffel Ridge – Earnings [ ] Account” with ING Bank N.V. acting through its branch at Bijlmerplein 888, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands.

4	We confirm that the General Assignment (as defined in the Notices) does not impose any rights on you, or affect in any way your rights or obligations under the Rig B Charter.

5	The instructions and authority contained in this letter cannot be withdrawn, revoked or varied in any way without the prior consent of the Assignee. The Assignee has signed this notice to confirm its prior consent to the varying of the instructions contained in the Notices.

6	Please acknowledge receipt of this notice and confirm your agreement to the matters stated above.

For and on behalf of
[ ] as owner

by

Dated

For and on behalf of
Eiffel Ridge Group C.V. as Contractor

by

Dated

For and on behalf of
Esbelto B.V. as Assignee

by

Dated

Part B

Form of Bank Notice of Assignment in respect of the Charter - Rig Swap

To:	Petróleo Brasileiro S.A. - Petrobrás
Executive Management, Exploration and Production Services
Sectioral` Contract Management E&P - SERV/CNTR
Avenida República do Chile, 65-room 1102
Rio de Janeiro - RJ
Brazil

Fax: 55-21-3224-2537
Attention: General Manager

Copy:	ING Bank N.V.
Bijlmerplein 888
P.O. Box 1800
1000 BV Amsterdam
The Netherlands
(in its capacity as bank trustee on behalf of itself and the other banks) (the “Assignee”)

Re: [            ] semi-submersible drilling rig named [            ] Star (“the [            ] Star Rig”)

7	We refer to:

(a)	the notice dated on or about the date hereof (the “Notice of Assignment”) relating to contract number [ ] between you and Eiffel Ridge Group C.V. (the “Contractor”) (the “Rig [ ] Charter”);

(b)	the notice dated 15 August 2007 relating to the charterparty with contract number [ ] between you and the Contractor (the “Rig [ ] Charter”) from us to you, whereby we gave you notice that we had assigned the benefit of the receivables under the Rig [ ] Charter in favour of the Assignee;

(c)	[the notice dated 22 October 2009 relating to the Rig A Charter given by us to you whereby we gave you further notice that we had assigned the benefit of the receivables under the Rig A Charter in favour of the Assignee][Rig B/Rig A Charter only];

(d)	the notice dated [ ] relating to the mortgage over the semi-submersible drilling rig [ ] Star (the “[ ] Star Rig”), whereby we gave you notice that we had assigned the benefit of our rights, title, interest and benefit in that mortgage in favour of the Assignee;

(e)	the notice dated [ ] relating to the mortgage over the [ ] Star Rig, whereby we gave you notice that we had assigned the benefit of our rights, title, interest and benefit in that mortgage in favour of the Assignee; and

(f)	the notice dated 30 December 2008 whereby ING Bank Nederland N.V. gave you notice that it had transferred its role as security trustee to Esbelto B.V.,

(together the “Notices”).

8	We hereby give you notice:

(a)	that notwithstanding anything to the contrary in the Notices, Eiffel Ridge Group C.V. intends to deliver the [ ] Star Rig to you under and pursuant to the Rig [ ] Charter; and

(b)	that, until the Assignee notifies you to the contrary in writing (with which notification you are hereby irrevocably authorised and instructed to comply) you are irrevocably authorised and instructed to pay all amounts payable to the Contractor under and pursuant to the Rig [ ] Charter to the account number 001-1-643293 with JP MORGAN CHASE BANK, New York, swift code CHAS US 33, in the name of ING BANK N.V., swift code INGB NL 2A, for further credit to account number 02.00.34.[ ] in the name of the Contractor and [ ] (IBAN: [ ]) designated “Eiffel Ridge – Earnings [ ] Account” with ING Bank N.V. acting through its branch at Bijlmerplein 888, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands.

9	We confirm that the Bank Security Assignment does not impose any rights on you, or affect in any way your rights or obligations under the Rig B Charter.

10	The instructions and authority contained in this letter cannot be withdrawn, revoked or varied in any way without the prior consent of the Assignee. The Assignee has signed this notice to confirm its prior consent to the varying of instructions contained in the Notices.

11	Please acknowledge receipt of this notice and confirm your agreement to the matters stated above.

For and on behalf of
Mimosa Finance B.V.

by

Dated

For and on behalf of
Esbelto B.V. as security trustee

by

Dated

For and on behalf of
ING Bank N.V. as Assignee

by

Dated

EXECUTION PAGE - AMENDMENT DEED NO. 1

Project Security Parties

EXECUTED as a DEED	)
for and on behalf of	)
EIFFEL RIDGE GROUP C.V.	)
by	)	/s/ Carlos G. E. Rameh
its duly authorised attorney-in-fact	)
in the presence of: /s/ Marcus V.S. Dezem	)

EXECUTED as a DEED	)
for and on behalf of	)
GOLD STAR EQUITIES LTD	)
by	)	/s/ Carlos G. E. Rameh
its duly authorised attorney-in-fact	)
in the presence of: /s/ Marcus V.S. Dezem	)

EXECUTED as a DEED	)
for and on behalf of	)
LONE STAR OFFSHORE LTD	)
by	)	/s/ Carlos G. E. Rameh
its duly authorised attorney-in-fact	)
in the presence of: /s/ Marcus V.S. Dezem	)

EXECUTED as a DEED	)
for and on behalf of	)
CONSTELLATION OVERSEAS LTD	)
by	)	/s/ Carlos G. E. Rameh
its duly authorised attorney-in-fact	)
in the presence of: /s/ Marcus V.S. Dezem	)

EXECUTED as a DEED	)
for and on behalf of	)
QUEIROZ GALVÃO ÓLEO E GÁS S.A.	)
by	)	/s/ Viviane Saraiva Whehaibe
its duly authorised attorney-in-fact	)
in the presence of: /s/ Felipe Pelo	)

EXECUTED as a DEED	)
for and on behalf of	)
QUEIROZ GALVÃO S.A.	)
by	)	/s/ C. Mathias Bueno Hesse
its duly authorised attorney-in-fact	)
in the presence of: /s/ Thiago Nolasco	)

Facility Agent

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)	/s/ Kenneth Basch
its duly authorised attorney-in-fact	)
in the presence of: /s/ Amanda Alves Gobira	)

Security Trustee

EXECUTED as a DEED	)
for and on behalf of	)
ESBELTO B.V.	)
by	)	/s/ Kenneth Basch
its duly authorised attorney-in-fact	)
in the presence of: /s/ Amanda Alves Gobira	)

Account Bank

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)	/s/ Kenneth Basch
its duly authorised attorney-in-fact	)
in the presence of: /s/ Amanda Alves Gobira	)

Hedging Provider

EXECUTED as a DEED	)
for and on behalf of	)
ING CAPITAL MARKETS LLC	)
by	)	/s/ Kenneth Basch
its duly authorised attorney-in-fact	)
in the presence of: /s/ Amanda Alves Gobira	)

Bank Security Parties

EXECUTED as a DEED	)
for and on behalf of	)
MIMOSA FINANCE C.V	)
by	)	/s/ Kenneth Basch
its duly authorised attorney-in-fact	)
in the presence of: /s/ Amanda Alves Gobira	)

EXECUTED as a DEED	)
for and on behalf of	)
MIMOSA FINANCE B.V.	)
by	)	/s/ Kenneth Basch
its duly authorised attorney-in-fact	)
in the presence of: /s/ Amanda Alves Gobira	)

EXECUTED as a DEED	)
for and on behalf of	)
CENTAURUS S.à.r.L.	)
by	)	/s/ Carlos G.E. Rameh
its duly authorised attorney-in-fact	)
in the presence of: /s/ Marcus V.S. Dezem	)

EXECUTED as a DEED	)
for and on behalf of	)
BECRUX B.V.	)
by	)	/s/ Carlos G.E. Rameh
its duly authorised attorney-in-fact	)
in the presence of: /s/ Marcus V.S. Dezem	)

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)	/s/ Kenneth Basch

its duly authorised attorney-in-fact	)
in the presence of: /s/ Amanda Alves Gobira	)

Bank Agent

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)	/s/ Kenneth Basch

its duly authorised attorney-in-fact	)
in the presence of: /s/ Amanda Alves Gobira	)

Bank Trustee

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)	/s/ Kenneth Basch
its duly authorised attorney-in-fact	)
in the presence of:	)